EXHIBIT 10.78

1994 AMENDED AND RESTATED CREDIT AGREEMENT
Between
GOTTSCHALKS INC.,
as Borrower,
and
WELLS FARGO BANK, N.A.,
as Bank
Dated as of March 30, 1994



1994 AMENDED AND RESTATED CREDIT AGREEMENT
TABLE OF CONTENTS
Page
ARTICLE I
DEFINITIONS AND RELATED MATTERS

Section 1.01.  Definitions         2
Section 1.02.  Construction In General       19
Section 1.03.  Accounting Terms and Determinations          19
Section 1.04.  Exhibits and Schedules        19
Section 1.05.  Other Definitions        20

ARTICLE II
THE LOANS

Section 2.01.  New Term Loan       20
Section 2.02.  Reaffirmation of Existing Term Loan          20
Section 2.03.  Interest       20
Section 2.04.  Notes          21
Section 2.05.  Maturity of Loans        22
Section 2.06.  Reduction of Loans       22
Section 2.07.  Manner of Payment        23
Section 2.08.  Capital Costs       23
Section 2.09.  Taxes          23
Section 2.10.  Determinations; Calculation        24
Section 2.11.  Survival       24

ARTICLE III
CASH COLLATERAL ACCOUNT; DELIVERY OF RECEIPTS

Section 3.01.  Delivery of Receipts; Cash Collateral
Account        24
Section 3.02.  Uses of Funds in Cash Concentration Account
25

ARTICLE IV
CONDITIONS TO NEW TERM LOAN

Section 4.01.  Conditions Precedent to New Term Loan on Closing
Date      26
Section 4.02.  Condition Subsequent          29

ARTICLE V
REPRESENTATIONS AND WARRANTIES

Section 5.01.  Organization, Powers and Good Standing       29
Section 5.02.  Authorization, Binding Effects, No
Conflict, Etc.      30
Section 5.03.  Financial Information         31
Section 5.04.  Litigation          31
Section 5.05.  Applicable Law      31
Section 5.06.  Taxes          32
Section 5.07.  Governmental Regulation       32
Section 5.08.  Margin Regulations       32
Section 5.09.  Employee Benefit Plans        33
Section 5.10.  Title to Property; Liens      33
Section 5.11.  No Materially Adverse Agreements; No
Defaults       33
Section 5.12.  Environmental Condition       34
Section 5.13.  No Defaults         34
Section 5.14.  Indebtedness        34
Section 5.15.  Location of Assets and Chief Executive
Offices        34
Section 5.16.  Disclosure          34
Section 5.17.  Lien Priorities and Perfection          35
Section 5.18.  Licenses, Patents, Trademarks, and Intellectual
Property       35
Section 5.19.  Fire and Explosion       36
Section 5.20.  Fiscal Year         36
Section 5.21.  Employee Matters         36
Section 5.22.  No Subordination         36
Section 5.23.  Subordinated Debt        36

ARTICLE VI
AFFIRMATIVE COVENANTS OF BORROWER

Section 6.01.  Financial Statements and Other Reports       36
Section 6.02.  Records and Inspection        38
Section 6.03.  Corporate Existence, Etc.          38
Section 6.04.  Taxes and Other Liabilities        39
Section 6.05.  Facilities          39
Section 6.06.  Maintenance of Insurance      39
Section 6.07.  Conduct of Business; Consumer Credit
Requirements        39
Section 6.08.  Further Assurances       39
Section 6.09.  Future Information       40
Section 6.10.  Compliance with ERISA         40
Section 6.11.  Environmental Protection Statutes; Other
Regulations         40
Section 6.12.  Subsidiaries        40
Section 6.13.  Payment of Trade Creditors         41
Section 6.14.  Notice of Change in Management          41
Section 6.15.  Financial Condition      41

ARTICLE VII
NEGATIVE COVENANTS OF BORROWER

Section 7.01.  Liens          42
Section 7.02.  Indebtedness        42
Section 7.03.  Restricted Payments      43
Section 7.04.  Investments         43
Section 7.05.  Capital Expenditures          43
Section 7.06.  Restriction on Fundamental Changes      43
Section 7.07.  Transactions with Affiliates       44
Section 7.08.  Prepayment of Indebtedness         44
Section 7.09.  ERISA          44
Section 7.10.  Amendments of Articles        45
Section 7.11.  Sale of Assets      45
Section 7.12.  Contingent Obligations        46
Section 7.13.  Issuance of Preferred Stock        46
Section 7.14.  Certain Contracts        46
Section 7.15.  Misrepresentations       47
Section 7.16.  Partnerships        47
Section 7.17.  Change in Location of Chief Executive Offices and
Assets         47
Section 7.18.  Warehouse Receipts       47
Section 7.19.  Speculative Transactions      47
Section 7.20.  Use of Proceeds          47
Section 7.21.  No Hazardous Materials        47
Section 7.22.  Bonds          47
Section 7.23.  Consignment         48
Section 7.24.  Loan and Advances        48
Section 7.25.  Change in Fiscal Year         48
Section 7.26.  Lease Obligations        48
Section 7.27.  Bank Accounts       48
Section 7.28.  Operating Leases.        48

ARTICLE VIII
ADDITIONAL AUTHORITY OF BANK

Section 8.01.  Appointment of Bank as Attorney in Fact      49

ARTICLE IX
EVENTS OF DEFAULT

Section 9.01.  Events of Default        49
Section 9.02.  Remedies       52
Section 9.03.  Application of Proceeds After Default and
Acceleration        53

ARTICLE X
MISCELLANEOUS

Section 10.01. Expenses       53
Section 10.02. Indemnity      54
Section 10.03. Waivers; Modifications in Writing       56
Section 10.04. Notices, Etc.       56
Section 10.05. Successors and Assigns        57
Section 10.06. GOVERNING LAW       57
Section 10.07. JURISDICTION AND VENUE        58
Section 10.08. WAIVER OF TRIAL BY JURY       58
Section 10.09. Severability of Provisions         59
Section 10.10. Inconsistencies          59
Section 10.11. Set Off        59
Section 10.12. Publicity      59
Section 10.13. Effectiveness       59
Section 10.14. Headings       60
Section 10.15. Execution in Counterparts          60
Section 10.16. Complete Agreement       60
Section 10.17. Interpretation      60
Section 10.18. No Course of Conduct          61
Section 10.19. No Third Parties Benefited         61
Section 10.20. Prohibition of Oral Consents       61
Section 10.21. Limited Relationships         61
Section 10.22. Time of The Essence      62
Section 10.23. Lien on Deposits and Property in Possession of
Bank      62
Section 10.24. Effectiveness of Existing Loan Documents
62
Section 10.25. Release of Certain Liens      63



TABLE OF SCHEDULES AND EXHIBITS



Schedule            Description

Schedule 4.01       Outstanding Letters of Credit
Schedule 5.01A      Subsidiaries and Investments
Schedule 5.01B      Partnerships
Schedule 5.02       Conflicts
Schedule 5.09       Employee Benefit Plans
Schedule 5.11  Exceptions to No Material Adverse Agreements and
Other Liabilities
Schedule 5.12  Exceptions to Environmental Permits
Schedule 5.15  Locations of Tangible Personal Property
Schedule 7.02  Other Existing Indebtedness
Schedule 7.07  Transactions with Affiliates
Schedule 7.22  Bonds
Schedule 7.27  Non-Wells Bank Accounts
Schedule 10.04 Addresses for Notices



Exhibit             Description

Exhibit 1.01A       Form of Barclays Intercreditor Agreement
Exhibit 1.01B       Form of First Amendment to Security Agreement
Exhibit 1.01C       Form of New Term Note
Exhibit 1.01D       Form of Unsecured Environmental Indemnity
Exhibit 4.01A       Form of Munger, Tolles & Olson Opinion
Exhibit 4.01B       Form of Responsible Officer's Certificate
Exhibit 4.01C       Form of Incumbency Certificate









1994 AMENDED AND RESTATED CREDIT AGREEMENT
This 1994 Amended and Restated Credit Agreement (this "Restated Agreement") is entered into as of March 30, 1994 by and between GOTTSCHALKS INC., a Delaware corporation ("Borrower"), and WELLS FARGO BANK, N.A., a national banking association ("Bank").
RECITALS
A. Borrower and Bank are parties to that certain 1993 Amended and Restated Credit Agreement dated as of August 26, 1993 (the "Existing Credit Agreement") which sets forth the terms of Borrower's existing indebtedness to Bank. The Existing Credit Agreement superseded in its entirety the Credit Agreement between Borrower and Bank dated as of September 9, 1992, as amended.
B. Pursuant to the Existing Credit Agreement, Bank made available to Borrower certain revolving credit facilities in the maximum principal amount of $85,000,000 (the "Existing Revolver") and a term loan in the original principal amount of $19,000,000
(the "Existing Term Loan").
C. Concurrently with the restructuring of Bank's loans to Borrower pursuant to the Existing Credit Agreement, Borrower and Teachers Insurance and Annuity Association of America
("Teachers") consummated a restructuring of Teachers' term loan to Borrower in the original principal amount of $11,000,000 (the "Teachers Loan").
D. The Existing Term Loan and the Teachers Loan are equally and ratably secured by first priority deeds of trust on certain real property owned by Borrower. The Existing Revolver is secured by second priority deeds of trust on the same real property. The Existing Revolver is secured by a first priority lien on all of Borrower's personal property including, without limitation, all of Borrower's Receivables and Inventory (each as defined herein). The Existing Term Loan and the Teachers Loan are equally and ratably secured by a second priority lien on all of Borrower's personal property including, without limitation, the Receivables and Inventory.
E. Borrower now intends to consummate a transaction pursuant to which it will (i) refinance the Existing Revolver (in part by obtaining credit from a new lender and in part by selling its Receivables), (ii) refinance the Teachers Loan with different lenders, and (iii) leave in place with Bank the existing cash management system and Existing Term Loan. In addition, Bank has agreed to make a new term loan to Borrower in the original principal amount of $6,000,000.
F. Borrower and Bank therefore wish to enter into this Restated Agreement to effectuate their various agreements.
NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated by this reference into the Restated Agreement set forth below, and in consideration of the agreements, covenants, conditions and provisions contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
AGREEMENT
ARTICLE I
DEFINITIONS AND RELATED MATTERS
Section 1.01. Definitions. For purposes of this Restated Agreement, capitalized terms shall have the meanings set forth in this Section 1.01, in the sections of this Restated Agreement or the other Loan Documents referred to in this Section 1.01 or as specified in Section 1.05:
"Acquisition" means any transaction, or any series of related transactions, by which Borrower and/or any of its Subsidiaries directly or indirectly (i) acquires any on-going business or five percent (5%) or more of the Assets of any on-going business, firm, partnership, joint venture, corporation or division thereof, whether through purchase of Assets, merger or otherwise (provided that acquisition of Assets consisting of Inventory shall not constitute an Acquisition for purposes hereof), or (ii) acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least five percent (5%) of the ordinary voting power of the securities of a corporation which have ordinary voting power for the election of directors, or (iii) acquires control of a five percent (5%) or more ownership interest in any partnership or joint venture.
"Affiliate" means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person. The term "control" means the possession, directly or indirectly, of the power, whether or not exercised,
(a) to vote more than fifty percent (50%) of the securities having voting power for the election of directors of such Person or (b) to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or partnership or other equity or ownership interests, by contract or otherwise, and the terms "controlled" and "common control" shall have correlative meanings; provided that, in any event, any Person that owns, directly or indirectly, more than fifty percent (50%) of the securities having ordinary voting power for the election of directors or other governing body of a corporation (other than securities having such power only by reason of the happening of a contingency), or more than fifty percent (50%) of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person), will be deemed to control such corporation or other
Person. Notwithstanding the foregoing provisions of this definition, in no event shall Bank be deemed to be an Affiliate of Borrower or any Subsidiary of Borrower.
"Applicable Law" means all applicable provisions of all (a) constitutions, treaties, statutes, laws, rules, regulations, ordinances and orders of any Governmental Authority, (b) Governmental Approvals and (c) orders, decisions, judgments, awards and decrees of any Governmental Authority.
"Asset(s)" means any interest of a Person in any kind of property or asset, whether real, personal or mixed real and personal, or whether tangible or intangible; provided, however, that the term "Assets" shall not be deemed to include any security issued by such Person.
"Bankers Trust" means Bankers Trust Company, as trustee of the Trust.
"Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. section 101 et seq.), as amended from time to time, or any successor statute.
"Barclays" means Barclays Business Credit, Inc., a Connecticut corporation.
"Barclays Intercreditor Agreement" means that certain
Intercreditor Agreement of even date herewith by and among Borrower, Bank and Barclays, in substantially the form attached hereto as Exhibit 1.01A.
"Barclays Liens" means (a) the first priority Liens of Barclays on Borrower's now owned or hereafter acquired inventory, accounts receivable, chattel paper, documents, instruments, certificated or uncertificated securities, letters of credit, cash, tax refunds and deposit accounts, and all general intangibles
(including license agreements, tradenames, trademarks, trademark licenses, patents and patent rights) relating to or used or arising in connection with Borrower's ownership, use or sale of any of the foregoing, and all books and records relating to any of the foregoing (subject in each and every case, however, to the rights of Receivables Corporation and the Trust with respect to the Receivables) and (b) the second priority Liens of Barclays on Borrower's owned real property subject to the first priority
Liens of Bank.
"Barclays Obligations" means obligations due and owing Barclays pursuant to that certain Loan and Security Agreement dated March
30, 1994 between Borrower and Barclays (the "Barclays Loan
Agreement").
"Borrower" has the meaning set forth in the preamble to this Restated Agreement.
"Business Day" means any Monday, Tuesday, Wednesday, Thursday or Friday on which Bank is open for business in California.
"Capital Expenditures" means, when used in connection with any Person, for any period, the aggregate of all expenditures (including, only in the year of acquisition, the principal component of all Capitalized Lease Obligations of such Person and its Subsidiaries incurred in connection with such acquisition and excluding Capitalized Lease Obligations and secured Indebtedness existing on the Closing Date) that, in conformity with GAAP and/or in conformance with Financial Accounting Standards Board Statement No. 13, are required to be capitalized and reflected in the property, plant and equipment or similar fixed asset accounts in the balance sheet of such Person (including equipment whose acquisition, in conformity with GAAP and/or in conformance with Financial Accounting Standards Board Statement No. 13, is required to be capitalized and reflected in the property, plant and equipment or similar fixed asset accounts in the balance sheet of such Person and which is purchased simultaneously with the trade-in of existing equipment owned by such Person to the extent of (a) the gross amount of such purchase price less (b) the value realized on the equipment being traded in at such time) or are otherwise required to be capitalized in conformity with GAAP. Notwithstanding anything in the foregoing to the contrary, Capital Expenditures shall not include Investments in fixed
Assets in connection with new store locations.
"Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (howsoever designated) of capital stock and any rights (other than debt securities convertible into capital stock), warrants or options to acquire capital stock; provided, however, that "Capital Stock" shall not include phantom stock, stock appreciation rights or the like.
"Capitalized Lease" means any lease (or other agreement conveying the right to use) of real or personal property by a Person as lessee which would, in conformity with GAAP, be required to be accounted for as a capital lease on the balance sheet of that Person.
"Capitalized Lease Obligations" means all obligations under Capitalized Leases of a Person that would, in conformity with GAAP, appear on a balance sheet of that Person.
"Cash" means, when used in connection with any Person, all monetary and non-monetary items belonging to such Person that are treated as cash in accordance with GAAP.
"Cash Concentration Account" has the meaning assigned to such term in Section 3.01 hereof.
"Cash Equivalents" means, when used in connection with any Person, such Person's Investments in:
(a) Government Securities due within one year after the date of the purchase thereof;
(b) demand deposits in, certificates of deposit issued by, bank deposits in, bankers' acceptances of, and repurchase agreements covering Government Securities executed by, any bank doing business in the United States of America or any State thereof and having on the date of such Investment a rating of A or higher from Keith Bruyette & Woods or Standard & Poor's Corporation, in each case due within one year after the date of the making of such Investment; and
(c) readily marketable commercial paper of corporations doing business in the United States of America given on the date of such Investment the highest credit rating by NCO/Moody's
Commercial Paper Division of Moody's Investors Service, Inc. or Standard & Poor's Corporation, in each case due within six months after the date of the purchase thereof.
"Change of Control" means
(a) The agreement or commitment to enter into any consolidation or merger of Borrower in which Borrower is not the continuing or surviving corporation or pursuant to which the common stock of Borrower would be converted into Cash, securities or other property, other than a merger of Borrower in which the holders of the common stock immediately prior to the merger, in the aggregate, have not less than fifty percent (50%) of the common stock of the surviving corporation immediately after such merger;
or
(b) The filing of a report on Schedule 13D or 14D-1 (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that any "person" (as the term is defined in Section 14(d)(2) of the Exchange Act) has become the "beneficial owner"
(as the term is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of fifty percent (50%) or more of the then outstanding shares of common stock of Borrower; provided, however, that a Person shall not be deemed to be a beneficial owner of, or to own beneficially, (i) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or such Person's Affiliates or associates (as defined in the General Rules and Regulations under the Exchange Act, as in effect on the date hereof) until such tendered securities are accepted for purchase or exchange thereunder, (ii) any securities if such beneficial ownership (x) arises solely as a result of a revocable proxy delivered in response to a proxy or consent delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, and
(y) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act, or (iii) any securities which are the subject of a contract to purchase which is not subject to
Schedule 14D of the Exchange Act until such time as such purchase is consummated.
Notwithstanding the foregoing provisions of this definition, a Change of Control shall not be deemed to have occurred if at any time Borrower, any employee stock ownership plan or any other employee benefit plan of Borrower, or any Person holding common stock of Borrower for or pursuant to the terms of any such employee benefit plan, files or becomes obligated to file a report under or in response to Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report) under the Exchange Act disclosing beneficial ownership by it of shares of common stock of Borrower, whether in excess of fifty percent (50%) or otherwise.
"Closing Date" means the date the New Term Loan is made to Borrower under this Restated Agreement.
"Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor or superseding tax laws of the United States of America, together with all regulations promulgated thereunder.
"Collateral" means, collectively, all Assets of Borrower on which Bank has a Lien pursuant to this Restated Agreement or any other Loan Document.
"Collateral Documents" means all present and future security agreements (including, without limitation, the Existing Security Agreement as amended by the First Amendment to Security
Agreement), deeds of trust (including, without limitation, the Deeds of Trust), mortgages, assignments, pledge agreements, financing statements, landlord waivers, consents and other documents granting Liens to Bank or perfecting, effecting, facilitating, consenting to, providing notice of or otherwise evidencing such Liens.
"Contingent Obligation" means, as to any Person, any obligation, direct or indirect, contingent or otherwise, in the nature of suretyship or otherwise, of such Person (whether guaranteed by, endorsed by, co-made by, discounted by, or sold with recourse to, such Person) (a) with respect to any Indebtedness or other obligation or liability of another Person including, without limitation, any direct or indirect guarantee of such Indebtedness, dividend, lease, reimbursement obligations relating to letters of credit, obligation or liability (an "Underlying Obligation"), endorsement (other than for collection or deposit in the ordinary course of business) thereof or discount or sale thereof by such Person with recourse to such Person, or any other direct or indirect obligation, by agreement or otherwise, to purchase or repurchase any such Underlying Obligation or any security therefor, or to provide funds for the payment or discharge of any such Underlying Obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (b) to provide funds to maintain working capital or equity capital of another Person or otherwise to maintain the net worth, solvency or financial condition of the other Person, (c) to make payment for any Asset, products, property, securities, lease or services regardless of non-delivery or non-performance thereof, if the purpose of any agreement so to do is to provide assurance that another Person's Underlying Obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of another Person's
Underlying Obligation will be protected (in whole or in part) against loss in respect thereof, or (d) otherwise to assure or hold harmless the holders of Indebtedness or other obligation or liability or another Person against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include (i) trade payables or accrued liabilities of the Person making the Contingent Obligation, (ii) endorsements of instruments for deposit or collection in the ordinary course of such Person's business, or (iii) (A) indemnities or other
Contingent Obligations arising in the ordinary course of business, including indemnities or other Contingent Obligations arising in connection with the sale or other disposition of a Person's Assets or in connection with the incurrence of Indebtedness and (B) indemnities in favor of investment bankers and other financial professionals retained by Borrower. The amount of any Contingent Obligation shall be an amount equal to the lesser of the amount of the Underlying Obligation guaranteed or otherwise supported thereby and any stated cap on such Underlying Obligation.
"Contractual Obligation" means, as applied to any Person, any material provision of any security issued by that Person or of any material indenture, mortgage, deed of trust, contract, agreement, lease or other instrument to which that Person is a party or by which it or any of its Assets is bound or to which it or any of its Assets is subject.
"Controlled Group" means all domestic and foreign members of a controlled group of corporations under Section 1563(a) of the Code (determined without regard to Section 1563(b)(2)(C) of the Code) and all trades or businesses (irrespective of whether incorporated) which are under common control of Borrower. With regard to all Plans and Multiemployer Plans, "Controlled Group" shall also include all ERISA Affiliates.
"Coverage Ratio"  for any period means (a) the sum of (i)
Borrower's net profits after Taxes for such period plus (ii) all non-cash charges and expenses deducted in determining Borrower's net profits after Taxes for such period plus (iii) all lease expenses accrued by Borrower in determining such net profits after taxes for such period plus (iv) Interest Expense accrued by Borrower in determining such net profits for such period plus (v) any unusual expenses incurred by Borrower during such period divided by (b) the sum of (x) all lease expenses deducted in determining Borrower's net profits after Taxes for such period plus (y) Interest Expenses deducted in determining Borrower's net profits after Taxes for such period.
"Current Assets" means, as of any date of determination thereof, the consolidated current Assets, excluding prepaid expenses, on that date of Borrower, determined in accordance with GAAP.
"Current Liabilities" means, as of any date of determination thereof, the consolidated current liabilities on that date of Borrower, determined in accordance with GAAP.
"Deeds of Trust" shall have the meaning assigned to such term in
Section 4.01 hereof.
"Disbursement Account" has the meaning assigned to such term in
Section 3.02(b) hereof.
"Environment" or "Environmental" has the meaning set forth in 42 U.S.C. Section 9601(8).
"Environmental Protection Statute" means any federal or state law, statute, rule or regulation enacted in connection with or relating to the protection or regulation of the Environment, including those laws, statutes, rules and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing or transporting of Hazardous Waste or Hazardous Substances, and any regulations issued or promulgated in connection with such statutes by any governmental agency or instrumentality.
"EPA" means the United States Environmental Protection Agency or any successor thereto.
"ERISA" means the Employee Retirement Income Security Act of
1974, as the same may from time to time be amended or supplemented, including any rules or regulations issued in connection therewith.
"ERISA Affiliate" means any trade or business (irrespective of whether incorporated) which is a member of a group of which Borrower is a member treated as a single employer under Section
414 of the Code or the regulations promulgated thereunder.
"Event of Default" means any of the events specified in Section
9.01 of this Restated Agreement.
"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute, and the rules and regulations thereunder.
"Existing Credit Agreement" has the meaning assigned to such term in the Recitals to this Restated Agreement.
"Existing Notes" means and is the collective reference to the promissory notes made by Borrower in favor of Bank pursuant to the Existing Credit Agreement.
"Existing Security Agreement" means that certain Second Amended and Restated Security Agreement between Borrower and Bank dated as of August 26, 1993.
"Existing Term Loan" has the meaning assigned to such term in the Recitals to this Restated Agreement.
"Existing Term Note" means that certain Amended and Restated Term Note dated August 26, 1993 in the original principal amount of $19,000,000, executed by Borrower in favor of Bank, to evidence the Existing Term Loan made by Bank to Borrower (and any promissory notes that may be issued in substitution, renewal, extension, replacement or exchange therefor, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or refinanced).
"Existing Term Loan Maturity Date" means June 30, 1996.
"Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto.
"First Amendment to Security Agreement" means that certain First Amendment to Second Amended and Restated Security Agreement of even date herewith between Borrower and Bank, in substantially the form attached hereto as Exhibit 1.01B.
"Fiscal Year" means the fiscal year of Borrower, which shall be the twelve (12) month period ending on the Saturday that falls closest to January 31 of each year or such other period as Borrower may designate and Bank may agree to in writing.
"Fund," "Trust Fund," or "Super Fund" means the Hazardous
Substance Response Trust Fund, established pursuant to 42 U.S.C.
Section 9631, and the Post-Closure Liability Trust Fund, established pursuant to 42 U.S.C. Section 9641. The above provisions have been amended or repealed by the Superfund Amendments and Reauthorization Act of 1986, and the "Fund," "Trust Fund," or
"Super Fund" are now maintained pursuant to 46 U.S.C. Section 9507. "GAAP" means generally accepted accounting principles as in effect in the United States of America (as such principles may change from time to time), consistently applied.
"Government Securities" means and is the collective reference to readily marketable direct obligations of the United States of America or obligations fully-guaranteed by the United States of America.
"Governmental Approval" means an authorization, consent, approval, order, permit, license or exemption of, qualification, registration or filing with, or report or notice to, any Governmental Authority.
"Governmental Authority" means any nation or government, any state, county, municipality or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government or quasi-governmental authority, agency, department, board, bureau, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof, and any tribunal or arbitrator(s) of competent jurisdiction.
"Hazardous Substance" has the meaning set forth in 42 U.S.C. Section
9601(14).
"Hazardous Waste" has the meaning set forth in 42 U.S.C. Section 6903(5) and 40 C.F.R. Section 261.3.
"Highest Lawful Rate" means the maximum non-usurious interest rate, as in effect from time to time, which may be charged, contracted for, reserved, received or collected by Bank in connection with this Restated Agreement, the Notes, the Loan Documents, or any other documents executed in connection herewith or therewith.
"Indebtedness" means, with respect to any Person, the aggregate amount of, without duplication: (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations to pay the deferred purchase price of Assets or services, except to the extent such obligations comprise (i) deferred Taxes, (ii) liabilities accrued in the ordinary course of business or (iii) trade accounts payable arising and being paid in the ordinary course of business; (d) all Capitalized Lease Obligations; (e) all obligations or liabilities of others secured by a Lien on any Asset owned by such Person whether or not such obligation or liability is assumed, to the extent of the lesser of the amount of such obligation or liability and the fair market value of such Asset; (f) all obligations of such Person, contingent or otherwise, in respect of any letters of credit, bankers' acceptances, interest rate swaps or other financial products; and
(g) all Contingent Obligations of such Person.
"Intangible Assets" means Assets that are considered intangible Assets under GAAP including, without limitation, goodwill, organization expense, patents, trademarks, trade names, copyrights and other intangible Assets.
"Interest Expense" means, with respect to any fiscal period of Borrower, the aggregate amount of interest, fees, charges and related expenses paid or payable in connection with borrowed money that is treated as interest (other than accretion of original issue discount on long-term debt) in accordance with GAAP, and that is charged against Net Income for that fiscal period. Interest Expense for any fiscal period shall, in all events, include interest paid or payable during such period in respect of the Existing Term Note and the New Term Note.
"Interest Payment Date" means the fifteenth calendar day of each month (or, if such day is not a Business Day, the next succeeding Business Day).
"Inventory" means all of Borrower's goods held for sale and including all materials used or consumed in Borrower's business, but excluding all consigned goods.
"Investment" means, as applied to any Person, any direct or indirect purchase or other acquisition by that Person of, or any beneficial interest in, stock, instruments, bonds, debentures, or other securities of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving, travel or payroll expenses, drawing accounts, or similar expenditures in the ordinary course of such Person's business), or capital contribution by such Person to any other Person, including all Indebtedness and Accounts from the other Person which did not arise from sales or the rendition of services to the other Person in the ordinary and usual course of such Person's business, and deposit accounts (including certificates of deposit). The amount of any Investment shall be the original cost of such Investment, without any adjustments for appreciation, earnings, interest or dividends, accretions, increases or decreases in value, or write-ups, write-downs, write-offs, or charge-offs to or with respect to such Investment; provided, however, that, in the case of any Investment which is a loan, the original amount of such Investment shall be reduced by the amount of any repayments of principal made with respect to such Investment. Investments in futures contracts for the purchase of Inventory in the ordinary course of business shall not be included within the foregoing definition for purposes of this Restated Agreement.
"Joint Venture" means a joint venture, partnership or similar arrangement, whether in corporate, partnership or other legal form; provided that, as to any such arrangement in corporate form, such corporation shall not, as to any Person of which such corporation is a subsidiary, be considered to be a Joint Venture to which such Person is a party.
"Lien" means any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, lien (except for inchoate Liens securing the payment of nondelinquent Taxes) or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, affecting any Asset, including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and/or the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction. "Loan(s)" means and is the collective reference to the New Term
Loan and the Existing Term Loan.
"Loan Documents" means, collectively, this Restated Agreement, the Notes, the Collateral Documents, the Barclays Intercreditor Agreement, the Unsecured Environmental Indemnity and any supplemental agreement or instrument executed or delivered by Borrower in connection herewith or therewith, and all amendments, modifications or supplements, and appendices, exhibits and schedules to, any of the foregoing.
"Margin Regulations" means Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, as in effect from time to time.
"Margin Stock" means "margin stock" as defined in Regulation U. "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 3(37) and Section 4001(a)(3)(A) of ERISA to which
Borrower or any of its ERISA Affiliates is making or accruing an obligation to make contributions or has within any of the preceding five plan years made or accrued an obligation to make contributions.
"Multiple Employer Plan" means a "single employer plan," as defined in Section 4001(a)(15) of ERISA, which (a) is maintained for employees of Borrower or an ERISA Affiliate and at least one Person other than Borrower and its ERISA Affiliates or (b) was so maintained and in respect of which Borrower or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.
"Net Income" means, with respect to any fiscal period of Borrower, the net income of Borrower for that period, determined in accordance with GAAP.
"New Term Loan Maturity Date" means June 30, 1994.
"New Term Note" means that certain Term Note of even date herewith, in substantially the form attached hereto as Exhibit 1.01C, in the original principal amount of $6,000,000, executed by Borrower in favor of Bank, to evidence the New Term Loan made by Bank to Borrower(and any promissory notes that may be issued in substitution, renewal, extension, replacement or exchange therefor, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or refinanced).
"Non-Recourse Debt" means Indebtedness which is not required to be reflected on the balance sheet of Borrower in accordance with GAAP and which (a)(i) by its terms provides that Borrower shall not be responsible for payments thereon or in respect thereof or
(ii) contains terms limiting recourse against Borrower that are reasonably satisfactory to Bank and (b) the failure to pay or acceleration of which would not give rise to a right of cross-default or cross-acceleration on the part of holders of other Indebtedness created on or after the Closing Date.
"Notes" means and is the collective reference to the Existing
Term Note and the New Term Note.
"Obligations" means all present and future advances, debts, obligations and liabilities of Borrower of every type and description arising under or in connection with this Restated Agreement or any other Loan Document, due or to become due to Bank or any Person entitled to indemnification pursuant to
Section 10.02 hereof, or any of their respective successors, transferees or assigns, and shall include, without limitation,
(a) all liability of Borrower for payment of principal of and interest on the Loans and under the Notes, (b) all liability of Borrower hereunder or under the Loan Documents for any expense reimbursements and indemnifications, and (c) any and all other debts, obligations and liabilities of Borrower to Bank heretofore, now or hereafter incurred or created (and all renewals, extensions, modifications and rearrangements thereof), under, in connection with, in respect of, or evidenced or created by this Restated Agreement or any or all of the other Loan Documents, whether voluntary or involuntary, however arising, and whether due or not due, absolute or contingent, secured or unsecured, liquidated or unliquidated, determined or undetermined, direct or indirect, and whether Borrower may be liable individually or jointly with others.
"PBGC" means the Pension Benefit Guaranty Corporation.
"Permitted Investments" means Investments reasonably made available by Bank to Borrower in which Bank's first priority security interest remains continuously perfected and with maturities not longer than seven (7) days from the purchase date thereof.
"Permitted Liens" means the giving of, and any financing statements related to, (a) purchase money Liens securing obligations incurred in connection with purchases of non-Inventory items or Capitalized Lease Obligations, provided that such Liens shall be limited to the item or items being so purchased or leased and the Indebtedness incurred shall also be subject to the Capital Expenditures limitations set forth in
Section 7.05; (b) Liens securing Taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons not yet delinquent; (c) attachment, judgment or other similar Liens arising in connection with court proceedings that are discharged or stayed within forty-five (45) days of attachment or levy, or payment of which is covered in full (subject to customary and reasonable deductibles) by insurance or a surety bond; (d) easements, rights of way, restrictions and other similar charges or encumbrances on real property that do not interfere with the orderly conduct of Borrower's business or materially detract from the value of the affected real property; (e) minor defects and irregularities in title to real property existing on the Closing Date that do not materially detract from the value or impair the use of such property for the purposes for which it is held; (f) Liens existing or arising by virtue of the leasing or rental of Borrower's Assets to the extent leases and rentals are permitted by this Restated Agreement, whether the same are capital leases or operating leases or rentals; (g) Liens in favor of Bank under this Restated Agreement, the Notes and the other Loan Documents;
(h) any Lien arising as a matter of law as a result of referral of an Account to a collection agent; (i) rights arising out of consignments to Borrower to the extent permitted hereunder; (j) Liens securing Non-Recourse Debt in existence on the date hereof and previously disclosed to Bank (provided that in no event shall the scope of any such Lien be increased to include Assets of Borrower not already subject to such Lien on the date hereof);
(k) liens arising in connection with the E. Gottschalk Industrial Development Bond issued in 1985; and (l) any extension, renewal or replacement of any of the foregoing.
"Person" means an individual, a corporation, a partnership, a trust, an unincorporated organization or any other entity or organization, including a government or any agency or political subdivision thereof.
"Plan" means any pension, retirement, disability, defined benefit, defined contribution, profit sharing, deferred compensation, employee stock ownership, employee stock purchase, or other employee benefit plan or arrangement, other than a Multiemployer Plan, irrespective of whether any of the foregoing is funded, including without limitation any employee benefit plan as defined in Section 3(3) of ERISA which was, is or will be sponsored or maintained by Borrower or its ERISA Affiliates, in which any personnel of Borrower or its ERISA Affiliates participates or from which any such personnel may derive a benefit.
"Pooling and Servicing Agreement" means that certain Pooling and Servicing Agreement dated as of March 30, 1994 by and among Borrower, Receivables Corporation and Bankers Trust.
"Post-Default Rate" means, at any time, a rate per annum equal to the rate of interest otherwise in effect at such time pursuant to the terms hereof, plus two percent (2%).
"Prohibited Transaction" means a transaction which is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA. "Quick Ratio" means, with respect to Borrower, on any date of determination thereof, (a) the sum of (i) its Cash and Cash Equivalents plus (ii) the total contract amount of its Accounts divided by (b) its Current Liabilities.
"Ratio of Total Debt to Tangible Net Worth" means, with respect to Borrower, on any date of determination thereof, (a) the sum of
(x) Current Liabilities plus (y) Indebtedness not constituting Current Liabilities less (z) Subordinated Debt divided by (b) Tangible Net Worth.
"Receipts" has the meaning assigned to such term in Section 3.01 hereof.
"Receivables" has the meaning assigned to such term in the Pooling and Servicing Agreement.
"Receivables Corporation" means Gottschalks Credit Receivables Corporation, a Delaware corporation, and its successors in interest.
"Receivables Purchase Agreement" has the meaning assigned to such term in the Pooling and Servicing Agreement.
"Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System and any successor regulation, in each case as in effect from time to time.
"Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System or any successor regulation, in each case as in effect from time to time.
"Regulatory Change" means (a) the adoption after the date hereof of any new, or any change in any existing, treaty or Federal, state, local or foreign law, rule, regulation (including but not limited to Regulation D) or guideline (whether or not having the force of law), (b) the adoption or making after the date hereof of, or compliance by Bank with, any interpretation, directive, request, order or decree (whether or not having the force of law) applicable to Bank by any court or Governmental Authority or central bank or other monetary authority, or compliance after the date hereof by Bank with any such law, rule, regulation, guideline, interpretation, directive, request, order or decree (whether adopted, made or issued before or after the date hereof), or (c) any change after the date hereof in the administration or enforcement of or under any such law, rule, regulation or guideline by any court or Governmental Authority or central bank or other monetary authority charged with the interpretation or administration thereof.
"Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, except any such event as to which the provision for thirty (30) days' notice to the PBGC is waived under applicable regulations.
"Residual Obligations" means Obligations which are created hereunder or under any other Loan Document other than the full repayment of the Notes and all other liquidated monetary
Obligations due and owing hereunder at the time of full repayment of the Notes.
"Responsible Officer" means:
(a) When used with reference to any Person other than Borrower and other than an individual, any corporate officer of such Person, general partner of such Person, corporate officer of a corporate general partner of such Person, or corporate officer of a corporate general partner of a partnership that is a general partner of such Person, or any other responsible official thereof duly acting on behalf thereof;
(b) When used with reference to a Person who is an individual, such Person; and
(c) When otherwise used in reference to Borrower, the chief executive officer, the chief financial officer, the president, the senior vice-president/finance, the secretary, the treasurer, or the chairman.
Except as otherwise specifically provided herein, any requirement that any document or certificate be signed or executed by any Person requires that such document or certificate be signed or executed by a Responsible Officer of such Person, and that the Responsible Officer signing or executing such document or certificate on behalf of such Person shall be authorized to do so by all necessary corporate, partnership and/or other action. "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any shares of Capital Stock of Borrower now or hereafter outstanding, except a dividend payable solely in shares of a class of Capital Stock of Borrower to the holders of that class of Capital Stock of Borrower, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of Borrower now or hereafter outstanding, and (c) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire, shares of any class of Capital Stock of Borrower now or hereafter outstanding.
"Right of Others" means, as to any Asset of Borrower in which a Person has an interest, any legal or equitable claim, right, title or other interest (other than a Lien) in or with respect to that Asset held by any other Person, any option or right held by any other Person to acquire any such claim, right, title or other interest, including any option or right to acquire a Lien.
"SEC" means the United States Securities and Exchange Commission, and any successor thereto.
"Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.
"Single Employer Plan" means a Plan which is not a Multiemployer
Plan.
"Subordinated Debt" means any Indebtedness of Borrower subordinated in right of payment to the Obligations and otherwise incurred on terms approved in advance in writing by Bank. "Subsidiary" means (i) any corporation or other entity of which more than fifty percent (50%) of the total voting power of shares of stock or other securities or other ownership interests entitled to vote in the election of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by Borrower, or by Borrower and a Subsidiary of Borrower, or (ii) any other Person (other than a corporation) in which Borrower, a Subsidiary of Borrower, or Borrower and a Subsidiary of Borrower, directly or indirectly, holds at least a majority ownership interest.
"Tangible Net Worth" means, with respect to Borrower, as of any date of determination thereof, the sum of (a) total stockholders' equity in Borrower plus (b) Subordinated Debt of Borrower, minus
(c) treasury stock held by Borrower, if any, minus (d) Intangible Assets of Borrower, minus (e) prepaid loan fees of Borrower, minus (f) accrued new store pre-opening expenses of Borrower, and minus (g) receivables from officers, directors, employees and other Affiliates of Borrower, determined in accordance with GAAP. "Taxes" means any income, stamp and other taxes, charges, fees, levies, duties, imposts, withholdings or other assessments, together with any interest and penalties thereon or in connection therewith, additions to tax and additional amounts imposed by any federal, state, local or foreign taxing authority upon any Person or upon its Assets, income, Capital Stock and franchises. "Termination Event" means: (a) a Reportable Event or an event described in Section 4062(e) of ERISA; (b) the withdrawal of Borrower or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations at a facility in the circumstances described in
Section 4062(e) of ERISA; (c) the filing of a notice of intent to terminate a Plan (including any such notice with respect to a Plan amendment referred to in Section 4041(e) of ERISA) or the termination of a Plan excluding, for purposes of this clause (c), any standard termination under Section 4041(b) of ERISA; (d) the institution of proceedings to terminate a Plan by the PBGC; (e) the appointment of a trustee under Section 4042 of ERISA to administer any Plan; or (f) any other event or condition which might reasonably constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.
"Teachers" has the meaning assigned to such term in the Recitals to this Restated Agreement.
"Total Liabilities" means, with respect to Borrower, as of any date of determination thereof, the sum of (a) all liabilities (exclusive of Subordinated Debt) that should be reflected as such in a balance sheet of Borrower on such date prepared in accordance with GAAP, plus (b) the aggregate amount of obligations of other Persons that are guaranteed by Borrower or are the subject of any agreement by Borrower in the nature of a guaranty, plus (c) the aggregate face amount of all outstanding standby letters of credit issued for the account of Borrower; provided, however, that any amount described in clauses (b) and
(c) shall be added only to the extent that the guaranty, agreement in the nature of a guaranty, or standby letter of credit covers liabilities that would not be reflected in a balance sheet of Borrower on such date.
"Trust" means the Gottschalks Credit Card Master Trust created pursuant to the Pooling and Servicing Agreement.
"Trust Liens" means the first priority Liens of the Trust and Receivables Corporation on the Receivables pursuant to the Pooling and Servicing Agreement and the Receivables Purchase Agreement.
"Trust Obligations" means all obligations of Borrower arising under or in connection with the sale of the Receivables.
"Unmatured Event of Default" means an event, act, or occurrence which, with the giving of notice or the passage of time (or both), would become an Event of Default.
"Unsecured Environmental Indemnity" means that certain Amended and Restated Environmental Indemnity Agreement (Unsecured) of even date herewith given by Borrower in favor of Bank, in substantially the form attached hereto as Exhibit 1.01D.
Section 1.02. Construction In General. Unless the context of this Restated Agreement clearly requires otherwise, references herein to the plural include the singular, the singular includes the plural, the part includes the whole, and the word "including" is not limiting. References in this Restated Agreement to any "determination" by Bank include good faith reasonable estimates by Bank (in the case of quantitative determinations), and good faith reasonable beliefs by Bank (in the case of qualitative determinations). The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Restated Agreement refer to this Restated Agreement as a whole and not to any particular provision of this Restated Agreement. Article, section, subsection, exhibit and schedule references are to this Restated Agreement unless otherwise specified. References in this Restated Agreement or in any Loan Document to "the knowledge of," "the receipt by" or "notice to" Borrower shall refer to the knowledge of, the receipt by or notice to a Responsible Officer of Borrower. The phrase "to the best knowledge of" means, when modifying a representation, warranty or other statement of Borrower, that the fact or situation described therein is known by Borrower or any Responsible Officer thereof or, with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) should have been known by Borrower or any Responsible Officer thereof.
Section 1.03. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, including applicable statements, bulletins and interpretations issued by the Financial Accounting Standards Board and bulletins, opinions, interpretations or statements issued by the American Institute of Certified Public Accountants or its committees, applied on a basis consistent (except for changes concurred in by Borrower's independent public accountants) with the financial statements of Borrower described in Section 5.03 hereof. When used herein, the term "financial statements" shall include the notes and schedules thereto.
Section 1.04. Exhibits and Schedules. All of the exhibits and schedules attached to this Restated Agreement, both as originally existing or as the same may from time to time be supplemented, modified or amended, shall be deemed incorporated herein by reference.
Section 1.05. Other Definitions. Terms defined in the description of the parties, the Recitals, within another definition in Section 1.01 hereof and in any other provisions of this Restated Agreement or any of the other Loan Documents not defined or referenced in Section 1.01 hereof shall have their respective defined meanings when used herein or therein.
ARTICLE II
THE LOANS
Section 2.01.  New Term Loan.
(a) Agreement to Lend. Upon the terms and subject to the conditions set forth in this Restated Agreement, Bank agrees to make to Borrower, on the Closing Date, a term loan (the "New Term Loan"), the original principal amount of which shall be Six
Million Dollars ($6,000,000). Any amounts prepaid or otherwise repaid in respect of the New Term Loan pursuant to any provision of this Restated Agreement may not be reborrowed.
(b) Use of Proceeds. The proceeds of the New Term Loan shall be used, together with other funds available to Borrower, solely to repay in full the outstanding principal balance of, and accrued but unpaid interest on, the Teachers Loan (which shall occur by wire transfer to Teachers and the making of appropriate entries on the books and records of Borrower and Bank and without any actual disbursement of cash to Borrower).
Section 2.02. Reaffirmation of Existing Term Loan. The outstanding principal balance of the Existing Term Loan on the date hereof is approximately Eighteen Million Five Hundred Thirty-Two Thousand Eight Hundred Fifty-Two Dollars and Forty-One Cents ($18,532,852.41). Borrower hereby reaffirms its obligation to pay the outstanding principal of and accrued but unpaid interest on the Existing Term Loan on the terms and conditions set forth herein and in the Existing Term Note, and agrees and acknowledges that repayment of the Existing Term Loan is secured by the security interests granted pursuant to the Collateral Documents. Borrower acknowledges and agrees that any amounts prepaid or otherwise repaid in respect of the Existing Term Loan pursuant to any provision of this Restated Agreement may not be reborrowed.
Section 2.03. Interest. Each Loan shall bear, and Borrower agrees to pay, interest on the outstanding principal amount thereof at the applicable rates and at the times set forth below:
(a)  Prior to Default.  The New Term Loan shall bear, and
Borrower agrees to pay, interest on the outstanding principal amount thereof until due (whether at maturity, by reason of prepayment or acceleration or otherwise), at a rate of ten percent (10%) per annum.
(b)  Post-Default Rate.  Notwithstanding subsection (a) of this
Section 2.03, if at any time an Event of Default shall occur, and for as long thereafter as such Event of Default shall be continuing, without further notice or demand, the outstanding principal amount of the Loans (and overdue interest thereon, if any, to the extent permitted by Applicable Law) shall bear interest at a rate per annum equal to the Post-Default Rate.
(c) Payment. Interest on each of the Loans shall be payable in arrears, on the earlier of (i) the next occurring Interest
Payment Date and (ii) the date when such Loan shall become due (whether at maturity, by reason of prepayment or acceleration or otherwise). Interest accrued at the Post-Default Rate shall be payable on demand.
(d) Computations. Interest on each Loan shall accrue from day to day from and including the Closing Date to and excluding the due date or the date of any repayment thereof. Interest on each Loan shall be computed on the basis of a 360-day year and paid for the actual number of days elapsed. Each determination of an interest rate by Bank pursuant to any provision of this Restated Agreement shall be conclusive and binding on Borrower in the absence of manifest error.
(e) Highest Lawful Rate. The rate of interest payable on the Loans shall in no event exceed the Highest Lawful Rate. If the rate of interest payable on the Loans is ever reduced as a result of this subsection and at any time thereafter the Highest Lawful Rate shall exceed the rate of interest provided for in this Restated Agreement, then the rate provided for in this Restated Agreement shall be increased to the Highest Lawful Rate for such period as is required so that the total amount of interest received by Bank is that which would have been received by Bank but for the operation of the first sentence of this subsection.
For purposes of this Section 2.03, the Highest Lawful Rate shall be calculated with reference to the law in effect from time to time and applicable to this transaction, including laws of the State of California and, to the extent controlling, laws of the United States of America.
Section 2.04.  Notes.
(a)  Issuance.  Borrower has authorized the issuance of the New
Term Note in the original principal amount of Six Million Dollars ($6,000,000). The New Term Loan shall be evidenced by the New
Term Note, payable to the order of Bank and representing the obligation of Borrower to pay to Bank the unpaid principal amount of the New Term Loan, with interest thereon as prescribed by
Section 2.03 hereof and all other amounts due and owing Bank in connection therewith. The New Term Note shall be dated the Closing Date, shall set forth Six Million Dollars ($6,000,000) as the original principal amount thereof, and shall have the blanks therein appropriately completed.
(b) Existing Term Note. The Existing Term Note shall remain outstanding and continue to represent Borrower's obligation to pay the outstanding principal thereof, together with all accrued but unpaid interest thereon and all other amounts due and owing
Bank in connection therewith, in accordance with the terms hereof and thereof.
(c) Recordation. Bank is hereby irrevocably authorized to record on each of the Notes the date and amount of the Loans outstanding hereunder and each payment or prepayment of principal thereof on the schedules forming a part thereof and to attach to and make a part of each Note a continuation of any such schedule as and when required. The failure to record, or any error in recording, any such repayment on such schedule (or continuation thereof) or similar records shall not, however, affect the obligations of Borrower hereunder or under either Note to repay the principal amount thereof together with all interest accrued thereon and all other amounts due pursuant to this Restated Agreement. All such notations, and in the absence thereof the books and records of Bank with respect to the Loans, shall constitute conclusive evidence of the accuracy of the information so recorded, in the absence of manifest error.
Section 2.05. Maturity of Loans. To the extent not repaid prior thereto, including without limitation pursuant to Section 2.06 hereof, the entire outstanding principal amount of the Existing
Term Loan, together with any accrued and unpaid interest thereon and all other amounts due and owing in connection therewith, shall be due and payable on the Existing Term Loan Maturity Date and the entire outstanding principal amount of the New Term Loan, together with any accrued but unpaid interest thereon and all other amounts due and owing in connection therewith, shall be due and payable on the New Term Loan Maturity Date.
Section 2.06.  Reduction of Loans.
(a) Scheduled Principal Reductions on Existing Term Loan. On each Interest Payment Date, Borrower shall make a payment of principal on the Existing Term Loan based upon a fifteen-year amortization of the $19,000,000 original principal amount of the Existing Term Loan (such fifteen-year period commencing on the Closing Date as defined in the Existing Credit Agreement).
(b)  Optional Prepayments.  Borrower may, upon at least one
Business Day's notice to Bank, prepay the Loans in whole at any time, or from time to time in part, in amounts aggregating at least $100,000 and integral multiples of $100,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Once a notice of such prepayment is delivered to Bank, the notice shall not be revocable by Borrower without the prior written consent of Bank. Principal reductions from optional prepayments made pursuant to this subsection (b) shall be applied first to reduce the outstanding principal balance of the New Term Loan until reduced to zero and, second, to reduce the scheduled principal payments of the Existing Term Loan in inverse order of maturity.
(c) Mandatory Prepayments From Real Property Dispositions. Upon receipt by or for the account of Borrower of the net Cash proceeds (Cash sales proceeds less ordinary sales expenses paid in Cash such as commissions, transfer taxes and sales taxes) from the disposition of any real property of Borrower as to which there exists a Lien in favor of Bank to secure the Obligations, Borrower shall make a mandatory prepayment, without premium or penalty, of the then outstanding Obligations in an amount equal to 100% of such net Cash proceeds. The amount of such proceeds shall be applied in the manner set forth in the last sentence of subsection (b) above.
Section 2.07. Manner of Payment. All payments due to Bank pursuant to this Restated Agreement shall be made not later than 10:00 a.m. (California time) on the due date thereof, in lawful money of the United States of America in Federal or other funds immediately available to Bank, in all cases without any deduction whatsoever, including any deduction for setoff, recoupment, counterclaim or Taxes. Whenever any payment hereunder shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day.
Section 2.08. Capital Costs. Borrower shall from time to time pay to Bank, upon demand by Bank, such additional amounts as may be specified by Bank as sufficient to compensate it for any costs which Bank determines are attributable to the maintenance by it, pursuant to any Regulatory Change that affects or would affect the amount of capital required or expected to be maintained by Bank or any corporation controlling Bank, of capital in respect of the Loans hereunder (such compensation to be in an amount equal to any reduction of the rate of return on the capital of Bank to a level below that which Bank could have achieved but for such Regulatory Change).
Section 2.09. Taxes. Borrower agrees (i) to pay all amounts payable by it under this Restated Agreement, and under the Notes and under the Loan Documents free and clear of and without liability for, and, subject to the provisions of this Section
2.09, without deduction or withholding for, any and all Taxes;
and (ii) to pay when due, and reimburse Bank upon demand for any payment made by Bank of, and indemnify and hold Bank harmless against any liability for, (x) any and all Taxes in any way related to this Restated Agreement or either Loan, other than income and franchise taxes imposed upon Bank by the United States of America or any political subdivision thereof or by any other country (or any political subdivision thereof) in which Bank does business or in which Bank has an office, and (y) all interest and penalties resulting from or related to any delay caused by Borrower in paying any such Taxes following written notice from Bank to Borrower given a reasonable time prior to the imposition of such interest or penalties. Promptly after the date on which payment of any Taxes is due pursuant to Applicable Law, Borrower shall furnish to Bank evidence, in form and substance satisfactory to Bank, that Borrower has satisfied its obligations under this Section 2.09.
Section 2.10. Determinations; Calculation. Any determination contemplated by Section 2.08 or 2.09 hereof that is made by Bank shall be final and conclusive and binding upon Borrower, in the absence of manifest error in computation. If Bank requests compensation under Section 2.08 or 2.09 hereof, it shall provide Borrower with a copy of its calculations of the amount it is owed.
Section 2.11.  Survival.  Borrower's obligations under Sections
2.08 or 2.09 hereof shall survive repayment of the Loans made hereunder and shall be Residual Obligations.
ARTICLE III
CASH COLLATERAL ACCOUNT; DELIVERY OF RECEIPTS
Section 3.01. Delivery of Receipts; Cash Collateral Account. Borrower and Bank have entered into and hereby agree to maintain an efficient and economical cash management system, pursuant to which Borrower agrees that all Cash, checks, credit card collections, credit card vouchers, and other Cash Equivalents of the kind commonly deposited and held in deposit accounts (collectively, "Receipts") received by Borrower from any source whatsoever (including, without limitation, collections of Accounts arising in connection with Borrower's retail operations, arising in connection with the sales of Borrower's Inventory and products or arising from any other business activity conducted by Borrower; collections received in respect of Borrower's installment payment agreements; dividends, distributions and other proceeds of Investments; amounts received in payment of leases, sale proceeds (whether in the ordinary course of business, from sales of tangible Assets, or otherwise);
refinancing proceeds; or amounts in respect of any other obligation owed by any third party to Borrower) shall, promptly upon receipt thereof, be delivered, in kind and duly endorsed with recourse to Borrower, either to Bank or to a Depository Bank (as defined in a Depository Bank Agreement of the kind defined below). If Receipts are delivered to a Depository Bank, such delivery will be for deposit into a blocked, special-purpose account of Borrower denominated "Gottschalks Cash Collateral Account" (each a "Local Cash Collateral Account"), pursuant to a Depository Bank Agreement, in form and substance acceptable to Bank, to be entered into between Borrower, a Depository Bank and Bank as soon as practicable after the Closing Date (together with any amendments, supplements, or modifications thereof, a "Depository Bank Agreement"). Borrower shall have no right to make withdrawals from any Local Cash Collateral Accounts. Also pursuant to the Depository Bank Agreements, all amounts on deposit in each Local Cash Collateral Account (subject to the provisions of the Depository Bank Agreement) shall be transferred as often as agreed among Borrower, Bank and each Depository Bank, but in any event no less often than every three (3) Business
Days, either directly or through an intermediate concentration account, to Bank for deposit into an account of Borrower maintained with Bank denominated "Gottschalks Cash Collateral Concentration Account" (the "Cash Concentration Account"). If Receipts are delivered directly to Bank, they will be deposited into the Cash Concentration Account or a Receivables Account (as defined below), as appropriate. Borrower shall have no right to make withdrawals from the Cash Concentration Account (although under certain circumstances it may direct that amounts be transferred therefrom in accordance with Section 3.02(b) hereof) or the Receivables Account maintained with Bank. Notwithstanding anything to the contrary contained in this Section 3.01, all Receipts constituting proceeds of Borrower's Receivables shall be deposited into separate, special-purpose, blocked accounts maintained with Bank and each Depository Bank for the benefit of the Trust (the "Receivables Accounts"). Funds in the Receivables Accounts shall generally be subject to the same provisions regarding Borrower's access and transfer to Bank as are applicable to the Local Cash Collateral Accounts.
Section 3.02. Uses of Funds in Cash Concentration Account. Bank shall apply the amounts in the Cash Concentration Account on any day in the following order (as applicable):
(a) Application to Obligations. Subject to the Barclays Intercreditor Agreement and Section 9.03 hereof, if there are any Obligations due and payable on such date, first, to pay any amounts due and payable under Sections 10.01 and 10.02 hereof; second, to pay any interest accruing after the occurrence of an Event of Default hereunder; third, on each Interest Payment Date (or, if interest shall not have been paid on any Interest Payment Date because funds were not available on such Interest Payment
Date, on any date after such Interest Payment Date), first to interest and then to principal of the Loans in accordance with the amortization schedule provided for in Section 2.06(a) hereof; fourth, to pay any other unpaid Obligations of Borrower that are then due. Bank agrees, on a monthly basis, to provide Borrower with a written summary of the amounts applied pursuant to this
Section 3.02(a).
(b) Use of Cash When No Obligations Due and Payable. If (i) there are no Obligations or Barclays Obligations due and payable on such date (or if all Obligations due and payable on such date have been repaid in accordance with subsection (a) above), (ii) no Event of Default has occurred and is continuing as of such date, and (iii) the Loans hereunder have not been accelerated, then Borrower may instruct Bank that amounts in the Cash Concentration Account be either (x) invested at the direction of Borrower in Permitted Investments and/or (y) for the purpose of covering clearing checks deposited into the account of Borrower in Bank denominated the "Gottschalks Disbursement Account" (the "Disbursement Account"). Each such request by Borrower shall be deemed to constitute a certification by Borrower that no Event of Default exists as of the date of such request.
(c) Funds in the Receivables Account at Bank. Borrower acknowledges and agrees that Bank shall disburse funds deposited into a Receivables Account at Bank only in accordance with the instructions of the Trust.
ARTICLE IV
CONDITIONS TO NEW TERM LOAN
Section 4.01. Conditions Precedent to New Term Loan on Closing Date. Bank's agreement to make the New Term Loan on the Closing Date shall be subject to satisfaction of all of the following conditions precedent:
(a) Certain Loan Documents. Bank shall have received all of the following documents, each of which shall be duly executed by the appropriate Person and in form and substance satisfactory to Bank and its counsel:
(i)  This Restated Agreement, together with all required
Schedules hereto, which are in each case complete and correct in all material respects as of the Closing Date;
(ii) The New Term Note, payable to the order of Bank;
(iii)     The First Amendment to Security Agreement;
(iv) The duly executed authorization of Teachers to Wells Fargo Bank, N.A., as collateral agent for Teachers and Bank, ("Collateral Agent"), to release all Liens of Collateral Agent on Borrower's Assets upon payment to Teachers of all amounts due and owing on the Teachers Loan;
(v)  The Barclays Intercreditor Agreement;
(vi) Duly executed deeds of trust with assignments of rents and fixture filings in favor of Bank with respect to all of the real property Assets owned by Borrower as of the Closing Date (collectively, the "Deeds of Trust"); and
(vii)     The Unsecured Environmental Indemnity.
(b) Certain Corporate Documentation. With respect to Borrower, Bank shall have received:
(i) a certificate of good standing from the Secretary of State of the State of Delaware;
(ii) certified copies of Borrower's articles of incorporation and by-laws and any amendments thereto;
(iii) certified copies of corporate resolutions authorizing the execution, delivery and performance of any Loan Document to which it is a party and the identity, authority and capacity of each Responsible Officer thereof authorized to act on its behalf; and
(iv) a tax clearance certificate from the appropriate tax authority of the State of Delaware.
(c)  Legal Opinion Munger, Tolles & Olson and Local Counsel.
Bank shall have received a legal opinion dated the Closing Date addressed to Bank from Munger, Tolles & Olson, counsel to Borrower, in substantially the form attached hereto as Exhibit 4.01A. Bank shall also have received legal opinions dated the Closing Date and addressed to Bank, in form and substance satisfactory to Bank, from Oregon and Washington counsel to Borrower.
(d) Financial Information. Bank shall have received copies of the financial information described in Section 5.03 hereof, and the financial status of Borrower disclosed therein shall not show a material adverse change from the date of the Annual Statement on Form 10-K, or the Quarterly Statement on Form 10-Q, as the case may be, filed by Borrower with the SEC most recently before the Closing Date.
(e) Certain Corporate Officers' Certificates. Bank shall have received:
(i)  A certificate, in substantially the form attached hereto as
Exhibit 4.01B, signed by a Responsible Officer of Borrower, dated the Closing Date, certifying, after due inquiry, (x) that the representations and warranties herein contained as to Borrower are true and correct in all material respects, as if made on and as of the Closing Date (except to the extent that such representations and warranties reflect changes brought about by the transactions contemplated or permitted hereby), (y) that no Event of Default or Unmatured Event of Default has occurred and is continuing or would result from the making of the New Term
Loan or continuation of the Existing Term Loan on the Closing
Date, and (z) that no material adverse change in the business, Assets (in the aggregate), results of operations or financial condition of Borrower shall have occurred since the date of Borrower's then most recent quarterly financial reports; and
(ii) A certificate, in substantially the form attached hereto as
Exhibit 4.01C, of the Secretary of Borrower dated the Closing
Date certifying, among other things, (A) the names and true signatures of the officers of Borrower authorized to sign the Loan Documents executed by Borrower, (B) the by-laws of Borrower as in effect on the date of such certification, (C) the resolutions of Borrower's Board of Directors approving and authorizing the execution, delivery and performance of the Loan Documents executed by Borrower, and (D) that such resolutions have not been modified or rescinded and remain in full force and effect.
(f) Corporate Proceedings. All corporate proceedings taken or to be taken by Borrower in connection herewith and with each of the other Loan Documents, shall be satisfactory to Bank in its sole and absolute discretion, and Bank shall have received original or certified copies of such documents as Bank may request.
(g) Existing Revolver, Existing Term Loan Interest and Expenses Paid; Outstanding Letters of Credit Collateralized. Borrower shall have paid to Bank in full on or before the Closing Date (i) all of the outstanding principal of, and accrued but unpaid interest thereon, and all other amounts due and payable with respect to, the Existing Revolver, (ii) all accrued but unpaid interest on the Existing Term Loan and (iii) all amounts then payable to Bank pursuant to Sections 10.01(a) and (b) hereof which shall have been presented for payment. Any outstanding undrawn Letters of Credit (as defined in the Existing Credit Agreement), a list of which is set forth on Schedule 4.01 hereto, which have not expired prior to the Closing Date shall have been fully cash collateralized in a manner satisfactory to Bank in its sole determination; provided, however, that the Letter of Credit (NBS 181831) in favor of American Insurance Co. in the amount of $3,500,000 shall have been replaced by a letter of credit issued by Barclays and the Letter of Credit (NBS 181831) shall have been returned to Bank.
(h) Representations and Warranties. All of the representations and warranties of Borrower contained in Article V hereof and in any other Loan Document shall be true and correct in all material respects on and as of the Closing Date as though made on and as of that date (except to the extent that such representations and warranties reflect changes brought about by the transactions contemplated or permitted hereby).
(i)  No Default.  No Event of Default or Unmatured Event of
Default shall have occurred and be continuing or would result from the making of the New Term Loan or continuation of the Existing Term Loan.
(j) No Prohibition or Adverse Litigation. Except for litigation pending as of the Closing Date that has been disclosed to Bank
(as set forth on Schedule 5.04 hereto), no Applicable Law shall prohibit, and no litigation shall be pending or threatened which in Bank's sole judgment would, if adversely determined, prevent or make unlawful, or impose any material adverse condition upon, any transaction contemplated hereby or by any other Loan
Document, or Borrower's ability to perform its Obligations hereunder or thereunder.
(k) No Material Adverse Change. No material adverse change, as determined by Bank in its sole and absolute discretion, shall have occurred since January 31, 1994, with respect to the financial condition or business of Borrower, and there shall have been no material decline, as determined by Bank in its sole and absolute discretion, in the market value of the Collateral or as to a substantial or material portion of Borrower's Assets.
(l) Title Insurance. Bank shall have received a binding commitment from a title insurance company acceptable to it to issue title insurance policies, with only such exceptions as are satisfactory to Bank, with respect to all of the properties of Borrower subject the Deeds of Trust.
(m) General. All other documents, certificates, consents, opinions, and legal matters in connection with the transactions contemplated by this Restated Agreement shall have been delivered or executed or recorded in form and substance satisfactory to Bank, and Bank shall have received all such counterpart originals or certified copies thereof as Bank may request.
Section 4.02. Condition Subsequent. Bank's agreement to maintain the Loans after the Closing Date shall be subject to satisfaction of the following condition subsequent: Borrower shall have delivered to Bank within thirty (30) days after the Closing Date Depository Bank Agreements executed by Bank of
America, U.S. Bank of Washington, and United States National Bank (together with any other necessary Depository Bank Agreements).
ARTICLE V
REPRESENTATIONS AND WARRANTIES
In order to induce Bank to enter into this Restated Agreement, Borrower makes the representations and warranties set forth in this Article V. Each of the representations set forth in this
Article V shall be true, correct and complete in all material respects at and as of the Closing Date and shall remain true, correct and complete until all Obligations (other than Residual Obligations) have been paid in full (except to the extent that such representations and warranties are affected by transactions contemplated or permitted hereby).
Section 5.01.  Organization, Powers and Good Standing.
(a) Organization and Powers. Borrower is a corporation duly organized and existing and in good standing under the laws of the State of Delaware, and is qualified or licensed to do business and is in good standing as a foreign corporation in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.
(b) Subsidiaries. Except as set forth on Schedule 5.01A hereto, Borrower does not have any Subsidiaries nor does it own or hold, directly or indirectly, any Capital Stock or equity security of, any joint venture interest in, or any equity interest in, any corporation or business.
(c)  Partnerships and Joint Ventures.  Except as set forth on
Schedule 5.01B hereto, Borrower is neither a general partner of nor a limited partner of any general or limited partnership or a joint venturer in any Joint Venture.
Section 5.02.  Authorization, Binding Effect, No Conflict, Etc.
(a) Authorization by Borrower. As of the Closing Date, the execution, delivery and performance by Borrower of each Loan Document to which it is a party has been duly authorized by all necessary corporate action on the part of Borrower.
(b) Execution and Delivery by Borrower. Each Loan Document to which it is a party has been duly executed and delivered by Borrower.
(c) Binding Obligations of Borrower. Each Loan Document to which it is a party is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforcement may be limited by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium or similar laws relating to creditors' rights generally, or (ii) general principles of equity relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion (without regard to whether enforceability is considered in a proceeding at equity or at law).
(d) No Conflict. Except as set forth on Schedule 5.02 hereto, the execution, delivery and performance by Borrower of each Loan Document to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not
(i) require any consent or approval not heretofore obtained of any director, stockholder, security holder or creditor, (ii) violate or conflict with any provision of the certificate of incorporation or by-laws of Borrower, or any amendments thereto or any provision of Applicable Law binding on Borrower, (iii) to the extent a material adverse effect on the business, Assets (in the aggregate), results of operations or financial condition of Borrower would occur as a result of any such conflict, conflict with, result in a breach of, or constitute (or, with the giving of notice or lapse of time or both, would constitute) a default under, or cause or permit the acceleration of any obligation owed under, or require the approval or consent of any Person pursuant to, any Contractual Obligation of Borrower, or (iv) except for Liens permitted under Section 7.01 hereof, result in or require the creation or imposition of any Lien or Right of Others upon or in respect of any Asset now owned or leased or hereafter acquired of Borrower.
(e) Governmental Approvals. No Governmental Approval is or will be required in connection with the execution, delivery and performance by Borrower of each Loan Document to which it is a party or the transactions contemplated hereby or thereby or to ensure the legality, validity or enforceability hereof or thereof other than those which, if not obtained, would not have a material adverse effect upon the business, Assets (in the aggregate), results of operations or financial condition of Borrower, except that filing and/or recording may be required to perfect certain of Bank's security interests granted under the Collateral Documents.
Section 5.03.  Financial Information.  The balance sheet of
Borrower as at January 31, 1994 and related statements of operations and cash flow for the three-month period then ended certified by a Responsible Officer of Borrower, a copy of which has been delivered to Bank, were prepared in accordance with GAAP and accurately present the financial position of Borrower as of such date and the results of operations and cash flow for the period covered thereby, subject only to normal year-end audit adjustments. Borrower has no material obligation or liability of a nature required to be disclosed on a balance sheet prepared in accordance with GAAP that is not disclosed by the financial statements referred to above.
Section 5.04. Litigation. Except as set forth on Schedule 5.04 hereto, there are no actions, suits or proceedings pending or, to the best knowledge of Borrower, threatened against or affecting Borrower or any of its Assets before any Governmental Authority
(a) in which there is a reasonable possibility of an adverse determination that would have a material adverse effect on the business, Assets (in the aggregate), results of operations or financial condition of Borrower, or (b) which in any manner questions the validity or the enforceability of the Existing
Credit Agreement, the Existing Notes, the Collateral Documents, this Restated Agreement or any other Loan Document.
Section 5.05. Applicable Law. Borrower is not in violation of any Applicable Law where such violation would have a material adverse effect on the business, Assets (in the aggregate), results of operations or financial condition of Borrower.
Section 5.06. Taxes. As of the Closing Date, Borrower (and, to the extent required, each of its former and current Subsidiaries) has filed all United States Federal income tax returns and all other Tax returns required to be filed by it and has paid, or made provision for the payment of, all Taxes shown to be due on the returns so filed as well as all other assessments, governmental charges and other Taxes which have become due, except such assessments, charges and other Taxes, if any, that are being contested in good faith and as to which adequate reserves have been established in accordance with GAAP. Borrower has established and is maintaining adequate reserves for Tax liabilities, if any, in accordance with GAAP. Other than as previously disclosed to Bank, Borrower does not know of any proposed, asserted or assessed Tax deficiency against it that would be material to the financial condition of Borrower.
Borrower is not a party to or obligated under any Tax sharing or similar agreement.
Section 5.07.  Governmental Regulation.
(a) Status of Borrower. Borrower is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. Borrower is not an "investment company" or an "affiliated person" of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, and Borrower's right to use any particular Asset shall not be materially adversely affected thereby. Borrower is not a "public utility," an "electric utility," an "electric utility holding company," a "public utility holding company," a "holding company" or an "electrical corporation" or a subsidiary or affiliate of any of the foregoing as such terms are defined in the Public Utility Holding Company Act of 1935, the Federal Power Act of 1920 and the Public Utility Regulatory Policies Act of
1978, each as amended.
(b) No Violation of Regulations. Neither the making of the Loans hereunder nor the use of the proceeds thereof as contemplated hereby will violate the Foreign Assets Control Regulations, the Foreign Funds Control Regulations, the
Transaction Control Regulations, the Cuban Assets Control Regulations, the Iranian Assets Control Regulations, the
Nicaraguan Trade Control Regulations, the Libyan Sanctions Regulations or any other applicable regulation of the United
States Treasury Department (as defined in 31 C.F.R., Subtitle B, Chapter V, as amended).
Section 5.08.  Margin Regulations.
(a) Business of Borrower. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purposes of purchasing or carrying
Margin Stock.
(b)  No Margin Stock.  Borrower does not own any Margin Stock.
(c) Statements. Promptly upon the request of Bank, Borrower will furnish Bank with a statement or statements in conformity with the requirements of Federal Reserve Forms G-3 and/or U-1 referred to in certain of the Margin Regulations.
Section 5.09.  Employee Benefit Plans.
(a) List of Plans. Set forth on Schedule 5.09 hereto is a complete and accurate list of all Plans maintained or contributed to by Borrower or any of its ERISA Affiliates.
(b) Compliance. Except as previously disclosed to Bank, Borrower is in compliance in all material respects with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Plans and Multiemployer Plans. There has been no Prohibited Transaction to which Borrower is a party with respect to any Plan which could result in any material liability of Borrower. Borrower has made any and all payments required to be made under any agreement relating to a Multiemployer Plan or any law pertaining thereto.
(c) Amount of Liabilities. Liabilities (whether or not vested) under all Plans do not exceed the Assets thereunder by more than $1,000,000.
(d) Multiemployer Plans. Borrower has not incurred, and does not reasonably expect to incur, any material withdrawal liability under ERISA to any Multiemployer Plan. Borrower has not been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan has been terminated, within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, with the meaning of Title IV of ERISA.
Section 5.10. Title to Property; Liens. Borrower has good and marketable title to, or valid and subsisting leasehold interests in, all of its real property Assets, and good title to or valid and subsisting leasehold interests in substantially all of its other Assets reflected in its books and records as being owned or leased by it, and none of such Assets is subject to any Lien or Right of Others, except for (i) Permitted Liens, (ii) in the Barclays Liens and (iii) the Trust Liens.
Section 5.11.  No Materially Adverse Agreements; No Defaults.
(a)  No Materially Adverse Agreements.  Except as set forth on
Schedule 5.11 hereto, Borrower is neither a party to nor bound by any Contractual Obligation which could materially and adversely affect the business, Assets (in the aggregate), results of operations or financial condition of Borrower.
(b)  No Defaults.  Except as previously disclosed to Bank,
Borrower is not in material default in the performance or observance of any of the covenants or conditions contained in any of its Contractual Obligations to the extent that an Event of Default under Section 9.01(b) hereof could arise as a result thereof.
(c) No Other Liabilities; No Material Adverse Changes. Except as set forth in Schedule 5.11 hereto, Borrower does not have any material liability or material contingent liability not reflected or disclosed in the financial statements or notes thereto described in Section 5.03 hereof and there has been no material adverse change in the business, Assets (in the aggregate), results of operations, or financial condition of Borrower, between the date of the financial statements described in Section
5.03 and the date hereof.
Section 5.12.  Environmental Condition.  Except as set forth on
Schedule 5.12 hereto, Borrower has obtained all permits, licenses and other authorizations which are required under all Environmental Protection Statutes, except to the extent failure to have any such permit, license or authorization could not have a material adverse effect on the business, Assets (in the aggregate), results of operations or financial condition of Borrower. Borrower is in compliance with all terms and conditions of the permits, licenses and authorizations required to be obtained by it, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any regulations, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent that failure so to comply could not have a material adverse effect on the business, Assets (in the aggregate), results of operations or financial condition of Borrower.
Section 5.13.  No Defaults.  No Event of Default or Unmatured
Event of Default has occurred and is continuing.
Section 5.14. Indebtedness. Borrower has no Indebtedness outstanding other than Indebtedness of the kinds not prohibited by Section 7.02.
Section 5.15.  Location of Assets and Chief Executive Offices.
The chief executive office of Borrower is located at 7 River Park Plaza East, Fresno, California 93720. The real property and tangible personal property of Borrower is located only at the locations identified on Schedule 5.15 hereto, as the same may be updated from time to time.
Section 5.16. Disclosure. The information contained in the documents, certificates and written statements furnished to Bank by or on behalf of Borrower with respect to the business, Assets, results of operations or financial condition of Borrower for use in connection with the transactions contemplated by this Restated Agreement, taken as a whole, is true in all material respects and does not omit to state material facts necessary in order to make the statements therein not misleading. To the best knowledge of Borrower, there is no fact which Borrower has not disclosed to Bank in writing which materially and adversely affects or, so far as Borrower can now foresee, is reasonably likely to prove to affect materially and adversely the business, operations, Assets
(in the aggregate), results of operations, or financial condition of Borrower or Borrower's ability to perform its Obligations under the Loan Documents.
Section 5.17. Lien Priorities and Perfection. The Liens granted by Borrower to Bank on Borrower's owned real property pursuant to the Deeds of Trust and on Borrower's personal property Assets other than the personal property subject to the Barclays Liens and the Trust Liens pursuant to the Existing Security Agreement as amended by the First Amendment to Security Agreement are validly created, perfected, and first priority Liens, subject only to Permitted Liens, and secure Borrower's Obligations. The Liens granted by Borrower to Bank in Borrower's personal property Assets which are subject to the Barclays Liens pursuant to the Existing Security Agreement as amended by the First Amendment to Security Agreement are validly created, perfected, and second priority Liens, subject only to Permitted Liens. All necessary steps requested by Bank have been taken to fully perfect and to maintain fully perfected the Liens of Bank on the Collateral, to the fullest extent that such Liens may be perfected by the filing and/or recording of financing statements pursuant to the Uniform Commercial Code, subject only to the requirement that continuation statements be filed.
Section 5.18. Licenses, Patents, Trademarks, and Intellectual Property. Borrower owns, or (except with respect to computer software) possesses the unrestricted right to use, all necessary patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights, copyrights, permits, memberships, contracts, and franchises in order for it to conduct its business and to operate its Assets substantially as now or as proposed to be conducted or operated, as the case may be, without known conflict with any Rights of Others, and all of same are valid and subsisting, except where such lack of validity or subsistence could not have a material adverse effect on the business, Assets
(in the aggregate), results of operations, or financial condition of Borrower. Borrower has not been charged nor is it threatened to be charged with any infringement of, nor has it to its knowledge infringed, any unexpired trademark, trademark registration, trade name, patent, copyright, copyright registration, or other proprietary right of any other Person which charge or threat could have a materially adverse effect upon the business, Assets (in the aggregate), results of operations, or financial condition of Borrower.
Section 5.19. Fire and Explosion. None of the business, Assets or operations of Borrower is presently affected by any fire, explosion or accident, by any strike, lockout or other labor dispute, by any drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (irrespective of whether covered by insurance), which materially and adversely affects the business, Assets (in the aggregate), operations or financial condition of Borrower.
Section 5.20. Fiscal Year. Borrower operates on a fiscal year ending on the Saturday which falls closest to January 31 of each year, the fiscal months of which are as has been disclosed to the Bank in writing.
Section 5.21. Employee Matters. As of the date hereof, there is no strike, work stoppage or labor dispute with any union or group of employees pending or overtly threatened involving Borrower.
Section 5.22. No Subordination. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires subordination in right of payment of any of the Obligations thereto.
Section 5.23. Subordinated Debt. The Obligations are hereby designated by Borrower as "Senior Debt" for purposes of all of Borrower's other Indebtedness, and all Subordinated Debt is, and at all times shall be, subordinate in right of payment to the Obligations.
ARTICLE VI
AFFIRMATIVE COVENANTS OF BORROWER
Borrower covenants and agrees that until all Obligations of Borrower other than Residual Obligations are paid in full, Borrower shall perform each and all of the following covenants:
Section 6.01. Financial Statements and Other Reports. Borrower shall deliver to Bank at Borrower's sole expense:
(a) Annual Financial Statements. As soon as practicable but in any event within one hundred five (105) days after the end of each Fiscal Year of Borrower, an unqualified audited consolidated financial statement of Borrower, prepared by a certified public accountant in accordance with GAAP, to include balance sheet, income statement, statement of cash flow, statement of changes in working capital, reconciliation of net worth and footnotes, together with a copy of the management letter prepared by such certified public accountant in conjunction with its annual audit and review of Borrower's records.
(b) 10-Q Reports. As soon as practicable but not later than forty-five (45) days after and as of the end of each fiscal quarter of Borrower, a copy of Borrower's 10-Q report filed with the SEC.
(c) Quarterly Store Operating Statements. As soon as practicable but in any event within thirty (30) days after the end of each fiscal quarter of Borrower, an operating statement for each store location prepared by Borrower.
(d) Monthly Financial Statements. Not later than thirty (30) days after, and as of, the end of each month, a financial statement of Borrower, prepared by Borrower, to include balance sheet and income statement, and a certificate of compliance signed by a Responsible Officer of Borrower.
(e) Certificate re Defaults. Promptly (but in no event later than five (5) days after the occurrence thereof), notice in reasonable detail of the occurrence of any Unmatured Even of Default or Event of Default.
(f)  ERISA Liability.  Promptly (but in no event later than five
(5) days after the occurrence thereof), notice to Bank in reasonable detail of the occurrence and nature of any Reportable Event or Prohibited Transaction, or any funding deficiency with respect to any Plan.
(g) ERISA Notices. Promptly, copies of (i) all notices received by Borrower of the PBGC's intent to terminate any Plan administered or maintained by Borrower or any of its ERISA Affiliates or to have a trustee appointed to administer any such Plan; (ii) at the request of Bank, each annual report (IRS Form
5500 Series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by Borrower or any of its ERISA Affiliates, and schedules showing the amounts contributed to each such Plan by or on behalf of Borrower or in which any of its personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any member of the Controlled Group with the IRS with respect to each such Plan;
(h) Litigation. Promptly give notice to Bank in writing, in reasonable detail, of any litigation pending or threatened against Borrower seeking relief in excess of Five Hundred
Thousand Dollars ($500,000);
(i) Amendments. Promptly upon the availability thereof, copies of all amendments to the articles of incorporation or by-laws of Borrower;
(j) Environmental Notices. Promptly, and in any event within thirty (30) calendar days after the receipt thereof by Borrower, a copy of any notice, summons, citation, directive, letter, or other form of communication from the EPA, or any other governmental agency or instrumentality, in any way concerning any material action or omission on the part of Borrower in connection with Hazardous Waste or Hazardous Substances, or concerning the filing of a Lien upon, against or in connection with Borrower or any of its Assets, in connection with a Super Fund;
(k) Audit Reports. Promptly upon request by Bank, copies of any detailed audit reports submitted to Borrower by its independent accountants in connection with the accounts or books of Borrower, or any audit of any of them;
(l) Changes in Name, etc. Promptly (but in any event not later than five (5) days after the occurrence of such change), notice in reasonable detail of any change in name, identity or corporate structure of Borrower.
(m) Insurance Matters. Promptly (but in any event not later than five (5) days after the occurrence of such termination or cancellation), notice in reasonable detail of any termination or cancellation of any insurance policy which Borrower is required to maintain, or any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting Borrower's Assets, in excess of an aggregate of One Million Dollars ($1,000,000).
(n) Other Information. From time to time such additional data and information as Bank may request.
Section 6.02. Records and Inspection. Borrower shall maintain adequate books, records and accounts as may be required or necessary to permit the preparation of financial statements in accordance with sound business practices and GAAP and in material compliance with all applicable requirements of any Governmental Authority with regulatory jurisdiction over Borrower. Borrower shall permit such Persons as Bank may designate, at reasonable times and as often as may be reasonably requested, (a) to visit and inspect any properties of Borrower, (b) to inspect and copy or make abstracts from its books and records, (c) to discuss with its officers and its independent accountants, its business, Assets, liabilities, prospects, results of operations and financial condition, and (d) to examine and audit (including quarterly field audits) Borrower's books and records. Bank will use its best efforts, consistent with its normal business practices, to maintain the confidentiality of any information so received.
Section 6.03. Corporate Existence, Etc. Borrower will preserve and maintain its corporate existence and all of its rights, privileges and franchises; conduct its business in an orderly, efficient and regular manner; and comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower's continued existence and with Applicable
Law.
Section 6.04. Taxes and Other Liabilities. Borrower shall pay and discharge when due any and all Indebtedness, obligations, assessments and Taxes, both real and personal and including federal and state income taxes, except such as Borrower may in good faith and diligently contest or as to which a bona fide dispute may arise, provided that provision is made to Bank's satisfaction for eventual payment thereof in the event that it is found that the same is an obligation of Borrower.
Section 6.05. Facilities. Borrower shall keep all of its Assets useful or necessary to Borrower's business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that Borrower's Assets shall be fully and efficiently preserved and maintained.
Section 6.06. Maintenance of Insurance. Borrower shall maintain and keep in force insurance of the types and in the amounts customarily carried in lines of business similar to Borrower's including, but not limited to, fire, public liability, property damage and workers' compensation insurance, carried with companies and in amounts satisfactory to Bank, and deliver to Bank from time to time, as Bank may request, schedules setting forth all insurance then in effect.
Section 6.07. Conduct of Business; Consumer Credit Requirements. Borrower will not engage in any business other than the business in which Borrower is engaged as of the date hereof or any business or activities substantially similar or related thereto. Borrower shall conduct its business in compliance in all material respects with Applicable Law and all Contractual Obligations, except where Borrower's failure to so comply would not have a material adverse effect on the business, Assets (in the aggregate), results of operations or financial condition of Borrower. Without limiting the generality of the foregoing, Borrower shall perform all Contractual Obligations or other obligations, give all required Federal or State disclosures (consumer or otherwise) required in connection with Borrower's activities as a creditor, comply with the Federal Equal Credit Opportunity Act and perform any other statutory obligations arising in connection with Borrower's extension of consumer credit. It is expressly agreed and acknowledged by Borrower that Borrower is obligated to maintain its existence and to perform all such statutory obligations and that none of such statutory obligations has been assumed by Bank.
Section 6.08. Further Assurances. At any time or from time to time upon the request of Bank, Borrower shall execute and deliver such further documents and do such other acts and things as Bank may request in order to effect fully the purpose of this Restated Agreement, the other Loan Documents and any other agreement contemplated hereby and thereby and to provide for payment with respect to the Loans in accordance with the terms of this Restated Agreement and the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that at any time, and from time to time, upon the request of Bank, promptly to execute and deliver, or cause to be executed and delivered, to Bank, Collateral Documents covering any or all of the Assets of Borrower, as requested, to secure payment and performance of the Obligations, or such portion thereof as may be specified by Bank, whether or not an Unmatured Event of Default or an Event of Default shall have occurred and be continuing. It is understood hereby that, subject to Section 10.25 hereof, Bank shall be entitled, at its option, to be secured by any and all Assets of Borrower (other than the Receivables).
Section 6.09.  Future Information.  All material data,
certificates, reports, statements, documents and other information (except projections) furnished to Bank by a Responsible Officer of Borrower in connection with this Restated Agreement or any amendment or modification of, or waiver under, this Restated Agreement, shall, at the time the information is so furnished (a) be complete and correct in all material respects to the extent necessary to give Bank sufficient and accurate knowledge of the subject matter thereof, (b) not contain any untrue statement of a material fact and (c) not omit to state a material fact necessary in order to make the statements contained therein, taken as a whole (together with all such data, certificates, reports, statements, documents and information previously furnished), not misleading.
Section 6.10. Compliance with ERISA. Borrower shall take no action which would render the representations and warranties set forth in Section 5.09 of this Restated Agreement inaccurate in any material respect.
Section 6.11.  Environmental Protection Statutes; Other
Regulations. Borrower shall comply in all material respects, with all Environmental Protection Statutes, and all laws, regulations, or directives with respect to equal employment opportunity and employee safety in all jurisdictions in which Borrower does business; provided, however, that this Section 6.11 shall not prevent Borrower from, in good faith and with reasonable diligence, contesting the validity or application of any such laws or regulations by appropriate legal proceedings.
Section 6.12. Subsidiaries. Promptly notify Bank of the existence of any new Subsidiary of Borrower and, except as otherwise noted in the immediately succeeding sentence, cause to be executed and delivered to Bank such Loan Documents, Collateral Documents, resolutions, guaranties and other agreements as required by Bank to be executed by such Subsidiary. The parties agree that to the extent Borrower has Subsidiaries (other than Receivables Corporation), Bank shall have the option of requiring each such Subsidiary to become a party to this Restated
Agreement, to execute a guaranty of Borrower's Obligations hereunder, and to pledge its Assets to secure repayment of the Obligations.
Section 6.13. Payment of Trade Creditors. Pay Borrower's trade debt on the trade terms customarily entered into in the ordinary course of business, provided that Borrower shall not be required to pay items of trade debt which it is diligently contesting in good faith by appropriate proceedings. Bank and Borrower agree that a breach of this Section 6.13 shall be deemed to exist, except as provided in the immediately preceding sentence, when an item of trade debt in excess of $50,000 remains unpaid for more than two (2) Business Days after (a) a trade creditor of Borrower ceases shipment of goods as a result of non-payment or (b) a trade creditor of Borrower threatens to bring an action for non-payment (provided, however, that Bank and Borrower acknowledge that any breach of this Section 6.13 is subject to a twenty-day cure period pursuant to Section 9.01(e)(ii) hereof).
Section 6.14. Notice of Change in Management. Borrower shall provide notice to Bank, promptly (but in any event not later than five (5) days after such change), of any change in the staffing of the positions held by persons identified herein as Responsible Officers of Borrower.
Section 6.15. Financial Condition. Borrower shall maintain its financial condition as follows, using GAAP except to the extent
GAAP is modified by the definitions set forth in Section 1.01 hereof:
(a) Quick Ratio. Borrower's Quick Ratio shall not be less than .65:1.0 as of the end of each Fiscal Year of Borrower.
(b) Tangible Net Worth. At the end of each quarter set forth below, Borrower's Tangible Net Worth shall not be less than the amount set forth opposite such quarter below:

First Quarter FY 1994
$72,000,000

Second Quarter FY 1994
$70,000,000

Third Quarter FY 1994
$69,000,000

Fourth Quarter FY 1994
$74,000,000

First Quarter FY 1995
$72,000,000

Second Quarter FY 1995
$72,000,000

Third Quarter FY 1995
$72,000,000

Fourth Quarter FY 1995
$75,000,000

First Quarter FY 1996
$73,000,000

Second Quarter FY 1996
$73,000,000


(c) Ratio of Total Debt To Tangible Net Worth. Borrower's Ratio of Total Debt to Tangible Net Worth shall not be greater than 2.4:1.0 as of the end of each month.
(d) Coverage Ratio. Borrower's Coverage Ratio shall not be less than 1.10:1.00, calculated as of the end of each quarter for the four quarters then ended (provided, however, that no such calculation shall take into account any quarter prior to the third quarter of Fiscal Year 1993).
ARTICLE VII
NEGATIVE COVENANTS OF BORROWER
Borrower covenants and agrees that until all Obligations of Borrower, other than Residual Obligations, are paid in full, Borrower shall perform each and all of the following covenants applicable to it:
Section 7.01. Liens. Except for (a) Permitted Liens, (b) the Barclays Liens and (c) the Trust Liens, Borrower shall not create, incur, assume or permit to exist any Lien on or with respect to any Asset of Borrower, whether now owned or hereafter acquired, or any income or profits therefrom or rights in respect thereof; provided, however, that if, notwithstanding this Section 7.01, any Lien which this Section 7.01 prohibits shall be created or arise without the prior written consent of Bank, the Obligations shall automatically be secured by such Lien with priority over the other Indebtedness secured thereby, Borrower will take or cause to be taken all such action as may be requested by Bank to confirm and protect the existence and priority of such Lien in favor of Bank, and the holder of such other Indebtedness, by accepting such Lien, shall be deemed to have agreed that its Lien shall be subordinated to the Lien in favor of Bank, whether or not Bank's security interest shall be perfected; provided further, that notwithstanding such priority in favor of Bank, the existence of such Lien shall constitute a default by Borrower in the performance or observance of this
Section 7.01. To the extent necessary, this Restated Agreement shall be construed to grant such a security interest.
Section 7.02. Indebtedness. Borrower shall not after the date hereof create, incur, assume, guaranty or otherwise thereafter become liable with respect to, any Indebtedness, except:
(a)  Obligations.  The Obligations;
(b) Barclays and Trust Obligations. The Barclays Obligations and the Trust Obligations;
(c) Investments. All Indebtedness arising out of or related to the making of Investments permitted under Section 7.04 hereof;
(d)  Permitted Liens.  All Indebtedness secured by Permitted
Liens;
(e) Capital Expenditures. All Indebtedness incurred in connection with the making of Capital Expenditures not prohibited by Section 7.05 hereof;
(f) Contingent Obligations. Indebtedness arising as a result of Contingent Obligations permitted to be incurred pursuant to
Section 7.12 hereof;
(g)  E. Gottschalk IDB.  Borrower's Indebtedness pursuant to the
E. Gottschalk Industrial Development Bond issued in 1985;
(h) Other Disclosed Indebtedness. Other Indebtedness of Borrower existing as of, and disclosed by Borrower to Bank in writing prior to, the Closing Date, as set forth on Schedule 7.02 hereto; and
(i) Other Permitted Indebtedness. Other Indebtedness in an aggregate cumulative amount not exceeding One Million Dollars ($1,000,000) in any Fiscal Year.
Section 7.03. Restricted Payments. Except as otherwise permitted by Section 7.04 or 7.07 hereof, Borrower shall not declare, pay or make, or agree to declare, pay or make, any Restricted Payments; provided, however, that Borrower may fund Plans qualified under Section 401(k) of the Code for the accounts of its employees, in an aggregate cumulative amount not to exceed Five Hundred Twenty Thousand Dollars ($520,000) in any Fiscal Year.
Section 7.04. Investments. Borrower shall not make any Acquisition or make or own any Investment in any Person, except:
(a)  Permitted Investments.  Permitted Investments; and
(b)  Existing Investments.  Investments that exist on the Closing
Date.
Section 7.05.  Capital Expenditures.  Except as permitted by
Section 7.28 hereof and by Section 8.2(L) of the Barclays Loan Agreement, and except with the prior written consent of Bank, Borrower shall not make or incur obligations for any Capital Expenditures in excess of Two Million Dollars ($2,000,000) in any Fiscal Year. To the extent Capital Expenditures permitted under this Section 7.05 are not made in any Fiscal Year, the unused permitted amount may not be carried over to any succeeding Fiscal Year.
Section 7.06. Restriction on Fundamental Changes. Borrower will not make any substantial change in the nature of Borrower's business, merge into or consolidate with any corporation or other entity, or acquire all or substantially all of the Assets of any corporation or other entity, or reclassify its Capital Stock, liquidate, wind up or dissolve or sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its business or Assets, whether now owned or hereafter acquired.
Section 7.07. Transactions with Affiliates. Except for the sale of the Receivables to Receivables Corporation pursuant to the Receivables Purchase Agreement and for transactions listed on
Schedule 7.07 hereto, Borrower shall not enter into or permit to exist, directly or indirectly, any material transaction (including the purchase, sale, lease, or exchange of any Assets or the rendering of any service) with any holder of five percent (5%) or more of any class of equity securities of Borrower or any of its Affiliates, or with any Affiliate of any such holder, on terms that are less favorable to Borrower than those terms which might be obtained at the time from Persons who are not such a holder or Affiliate, or if such transaction is not one in which terms could be obtained from such other Person, on terms that are not negotiated in good faith on an arms' length basis.
Section 7.08. Prepayment of Indebtedness. Borrower shall not voluntarily purchase, acquire, redeem or retire, make any payment or distribution on account of, or reduce any Indebtedness, prior to its originally stated maturity (or its stated maturity on the date hereof in the case of Indebtedness outstanding on the date hereof), or directly or indirectly become obligated to do any of the foregoing by amending the terms thereof or otherwise, except for:
(a) Obligations. Prepayments of the Obligations pursuant to this Restated Agreement or the other Loan Documents;
(b) Barclays and Trust Obligations. Prepayments of the Barclays Obligations and the Trust Obligations, in each case in accordance with the terms thereof.
(c) Non-Recourse Debt. Prepayment of Non-Recourse Debt made with the proceeds of any sale, assignment, transfer, lease or other disposition of Assets encumbered to secure such Non-Recourse Debt and of other Indebtedness that is permitted hereby to be secured made with the proceeds of a permitted sale or other disposition of Assets encumbered to secure such Indebtedness; or
(d) Additional Prepayments. With respect to any such Indebtedness, any such purchase, acquisition, redemption, retiring, payment or distribution in an amount not exceeding Two Hundred Thousand Dollars ($200,000) in any Fiscal Year.
Section 7.09.  ERISA.  Borrower shall not:
(a) Civil Penalty. Engage in any transaction which it knows or has reason to know could subject any member of the Controlled Group to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code;
(b) Excess of Benefits over Assets. Permit the present value of all benefits on a termination basis (whether or not vested) under all Plans subject to Title IV of ERISA to exceed the current value of the Assets of such Plans allocable to such benefits;
(c) Multiemployer Plans. Fail to make any payments to any Multiemployer Plan that Borrower may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;
(d) Termination. Voluntarily terminate any one or more of its Plans, if such termination would result in the imposition of Liens on any Asset of Borrower under Section 4068 of ERISA;
(e) Required Contributions. Fail to make required contributions to any Plan subject to Section 412(n) of the Code that with the passage of time reasonably could result in a Lien upon the Assets of Borrower;
(f) Welfare Plan Liability. Create or suffer to exist any liability with respect to Plans that are welfare plans within the meaning of Section 3(1) of ERISA if, after immediately giving effect to such liability, the aggregate annualized cost with respect to such Plans for post retirement benefits for any fiscal year would exceed Two Hundred Thousand Dollars ($200,000); or
(g) Amendments. Adopt an amendment to any Plan with respect to which security is required under Section 307 of ERISA.
For purposes of this Section 7.09, the term "Controlled Group" shall include any ERISA Affiliate of Borrower.
Section 7.10. Amendments of Articles. Borrower shall not amend in any respect its articles of incorporation or by-laws without in each case obtaining the prior written consent of Bank, which consent shall not be unreasonably withheld.
Section 7.11. Sale of Assets. Other than (a) the sale or other disposition of Inventory of Borrower in the ordinary and usual course of business, in accordance with past practices, (b) the indirect sale of the Receivables to the Trust, (c) sales of real property Assets (subject to Section 2.06(c) hereof) and (d) sales or other dispositions of Assets up to One Hundred Thousand Dollars ($100,000) for each sale and an aggregate cumulative total of Five Hundred Thousand Dollars ($500,000) for any Fiscal Year, Borrower shall not sell, assign, lease, transfer, convey, or otherwise dispose of all or any part of its Assets, whether now owned or hereafter acquired, except with the prior written consent of Bank.
Section 7.12. Contingent Obligations. From and after the Closing Date, Borrower shall not create or become liable, directly or indirectly, with respect to any Contingent Obligation, except:
(a) Existing Guaranty. Borrower's existing guaranty in the amount of $9,300,000, which represents a portion of the Indebtedness incurred to finance construction of, and tenant improvements for, Borrower's corporate office building; and
(b) Contingent Obligations. Contingent Obligations of Borrower with respect to Indebtedness not prohibited by Section 7.02 of this Restated Agreement.
Section 7.13. Issuance of Preferred Stock. Without the prior written consent of Bank, Borrower shall not create or issue any class or series of preferred stock.
Section 7.14.  Certain Contracts.  Borrower shall not enter into or be a party to:
(a) Take or Pay Contracts. Any contract for the purchase of materials, supplies, or other Assets or for the rendering of services if such contract (or any related document) requires that payments shall be made regardless of whether delivery of such materials, supplies, or other property or services is ever made or tendered;
(b) Leases. Any contract to rent or lease (as lessee) any Asset if such contract (or related document) provides that the obligation to make payments thereunder is absolute and unconditional under conditions not customarily found in commercial leases of the same nature, and covering space of the same size, then in general use in the locality involved, or requires that the lessee purchase or otherwise acquire securities or obligations of the lessor;
(c) Subordinated Contractual Obligations. Any contract for the sale or use of materials, supplies or other Assets, or for the rendering of services, if such contract (or any related document) requires that payment for such materials, supplies or other Assets, or the use thereof, or payment for such services, shall be subordinated to any Indebtedness of the purchaser or user of such materials, supplies or other Assets or the Person entitled to the benefit of such services owed or to be owed to any Person; or
(d) Equivalent Contracts. Any other contract which, in economic effect, is substantially equivalent to a Contingent Obligation, except to the extent not prohibited under Section 7.02 or 7.12 hereof.
Section 7.15. Misrepresentations. Borrower shall not willfully permit any Responsible Officer of Borrower to furnish Bank with any certificate or other document that: (a) contains any untrue statement of material fact; or (b) omits to state a material fact necessary to make the statements contained therein not misleading, taken as a whole (together with all such data, certificates, reports, statements, documents and information previously furnished).
Section 7.16. Partnerships. Borrower shall not be or become a general or limited partner in any partnership or a joint venturer in any Joint Venture without the prior written consent of Bank, which consent may be withheld in Bank's sole and absolute discretion.
Section 7.17. Change in Location of Chief Executive Offices and Assets. Borrower shall not relocate without first giving Bank thirty (30) calendar days' prior written notice of any proposed relocation of its chief executive offices. Borrower shall not move any of its equipment or Inventory having a value in excess of Fifty Thousand Dollars ($50,000) to a location other than those locations identified on Schedule 5.15 hereto, as updated from time to time, without giving Bank written notice thereof within five (5) calendar days thereafter.
Section 7.18. Warehouse Receipts. Borrower shall not store its Inventory with a bailee, warehouseman or similar Person where such storage is evidenced by negotiable warehouse receipts that are not immediately delivered to Bank.
Section 7.19. Speculative Transactions. Borrower shall not engage in any transactions involving commodity options or futures contracts except for foreign forward exchange contracts, option contracts, or future commitments with respect to raw materials and supplies, incidental in each case to the conduct of Borrower's business.
Section 7.20. Use of Proceeds. Borrower shall not engage in any transaction or use the proceeds of the New Term Loan in a manner that does not comply with Section 2.01(b) hereof.
Section 7.21. No Hazardous Materials. Borrower shall not cause, permit or suffer any Hazardous Materials to be brought upon, treated, stored, disposed of, discharged, released, manufactured, generated, refined or used upon, about or beneath any of its owned or leased real property or any portion thereof, except as in material compliance with Applicable Law.
Section 7.22. Bonds. Except as set forth on Schedule 7.22 hereto, Borrower shall not (a) post any bond which is secured by a Lien on any Assets of Borrower, or for which Assets of Borrower are pledged, escrowed, or otherwise impounded in the event such bond is drawn upon or paid to satisfy, or (b) otherwise use Assets of Borrower to secure, collateralize or serve as an escrow or impound, except, in either case, in order to comply with any judgment or order of any court, or with the conditions of any stay of any such judgment or order.
Section 7.23. Consignment. Borrower shall not make or enter into any agreement or other arrangement pursuant to which Borrower takes inventory of any other Person(s) for or on consignment, except for consignments which do not, at any time, exceed an aggregate amount equal to Twenty Million Dollars ($20,000,000) (determined at the lower of cost and market); provided, however, that at no time shall such consigned inventory be included in any reporting or calculations required hereunder as Inventory of Borrower.
Section 7.24. Loans and Advances. Except for loans and advances made to Receivables Corporation as may be necessary to comply with the Trust Obligations, Borrower shall not make loans or advances to or Investments in any Person in excess of an aggregate cumulative amount equal to One Million Dollars ($1,000,000) in any Fiscal Year.
Section 7.25. Change in Fiscal Year. Borrower shall not change its Fiscal Year or the months thereof.
Section 7.26. Lease Obligations. Borrower shall not incur new obligations for the lease or hire of real or personal property requiring payments in excess of an aggregate cumulative amount equal to One Million Dollars ($1,000,000) in any Fiscal Year.
Section 7.27. Bank Accounts. Except in conformance with the Barclays Obligations and the Trust Obligations and as otherwise set forth on Schedule 7.27 hereto, Bank, Borrower shall not maintain any deposit, savings or other account in any bank, banking institution, money market fund, cash management account or similar type of account or fund for the receipt and disbursement of cash, other than with a Depository Bank or Bank.
Section 7.28. Operating Leases. Except for operating leases of personal property consistent with Borrower's past practices and as permitted under Section 8.2(L) of the Barclays Loan Agreement, Borrower shall not, without obtaining in advance the express written consent of Bank, permit or enter into any new leases of real or personal property Assets, other than Capitalized Leases subject to Section 7.05 hereof; provided, however, that the renewal of an existing lease, including a renewal which involves the relocation of a store within the same shopping mall, building or shopping center, shall not constitute a new lease for the purposes of Section 7.26 hereof or this Section 7.28.
ARTICLE VIII
ADDITIONAL AUTHORITY OF BANK
Section 8.01. Appointment of Bank as Attorney in Fact. Until all the Obligations other than the Residual Obligations have been paid in full, Borrower hereby irrevocably appoints Bank as its attorney in fact and authorizes and empowers Bank to:
(a) Endorsement. Endorse and affix Borrower's name (i) from and after the occurrence of an Event of Default hereunder and while such Event of Default is continuing, to or upon any check, draft, note, instrument or other writing relating to the Collateral, or relating to any other Collateral, or upon any check or other instrument given in payment thereof, and (ii) at any time, to or upon any omitted assignment, notification of assignment, demand or auditor's verification relating to Collateral and to or upon all other instruments and writings required to assert, protect or assure Bank's rights in the Collateral; and
(b) Mail. Upon the occurrence and during the continuance of an Event of Default hereunder, receive, open and dispose of all mail addressed to Borrower (other than mail from Borrower's counsel), and notify the Post Office authorities to change the address for the delivery of mail addressed to Borrower to such address as Bank may designate.
These powers, being coupled with an interest, are irrevocable while the Obligations (other than Residual Obligations) remain unsatisfied in any part, and may be exercised at any time and from time to time by any employee or representative of Bank. Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Section 8.01.
ARTICLE IX
EVENTS OF DEFAULT
Section 9.01. Events of Default. The occurrence of any one or more of the following events, acts or occurrences shall constitute an event of default (an "Event of Default") hereunder:
(a) Failure to Make Payments. Borrower shall (i) fail to pay when due, whether in accordance with Section 2.06 hereof or otherwise, any principal (whether at stated maturity, upon acceleration, by notice of or other requirement of prepayment or otherwise) of either Loan, or any interest thereon or (ii) fail to pay within ten (10) Business Days after they become due any costs, expenses or other amounts payable hereunder or under the Notes or any other Loan Documents;
(b) Default in Other Agreements. (i) Borrower shall default in the payment (whether at stated maturity, required prepayment, upon demand or otherwise), beyond any period of grace provided therefor, of any principal of or interest on any Indebtedness (other than the Obligations) whose principal amount at the time of such default is in excess of Five Hundred Thousand Dollars ($500,000) or (ii) Borrower shall commit any breach of or default under any other term of any agreement or indenture or instrument relating to any such Indebtedness, if the effect of such breach or default is to cause Indebtedness in such amount to become or be declared due and payable prior to its stated maturity; provided, however, that such default shall not constitute an Event of Default hereunder so long as (x) the default is not one arising under the Barclays Obligations or the Trust Obligations and (y) Borrower is diligently contesting the validity of such obligation or the declaration of such default in good faith, and so long as no final judgment has been entered against Borrower in connection therewith;
(c) Breach of Certain Covenants and Failure of Conditions Subsequent. Borrower shall fail duly and punctually to perform, comply with or observe any agreement, covenant or obligation to be performed, observed or complied with by it pursuant to Section 6.01(e), Section 6.03 (insofar as such Section requires the preservation of the corporate existence of Borrower), or any of Sections 6.16, 7.03, 7.05, 7.06, 7.08, 7.10, 7.11, 7.13, 7.15,
7.19, 7.20, 7.21, or 7.24; or the condition subsequent set forth in Section 4.02 shall have failed to occur by the date required to occur;
(d) Breach of Warranty. Any representation or warranty or certification made or furnished by Borrower under this Restated Agreement, the other Loan Documents or any agreement, instrument or document contemplated hereby or thereby shall, at any time, prove to have been false or incorrect in any material respect when made;
(e) Other Defaults Under Agreement and Other Loan Documents. Borrower shall fail duly and punctually to perform, comply with or observe any covenant or obligation to be performed, observed or complied with by it under this Restated Agreement (other than those provisions referred to in subsections (a) and (c) above) and such failure shall not have been remedied or waived within
(i) as to breaches of Section 3.01, five (5) days and (ii) as to all other breaches, twenty (20) days, in each case after the earlier of (x) receipt of notice thereof from Bank and (y) the date upon which any Responsible Officer of Borrower has knowledge of such default;
(f) Involuntary Bankruptcy; Appointment of Receiver, Etc. There shall be commenced against Borrower or any of its Subsidiaries an involuntary case seeking the liquidation or reorganization of Borrower or such Subsidiary under Chapter 7 or Chapter 11, respectively, of the Bankruptcy Code or any similar proceeding under any other Applicable Law or an involuntary case or proceeding seeking the appointment of a receiver, liquidator, sequestrator, custodian, trustee or other officer having similar powers of Borrower or any of its Subsidiaries to take possession of all or a substantial portion of the Assets or to operate all or a substantial portion of the business of Borrower or any of its Subsidiaries, and any of the following events occurs: (i) Borrower or any of its Subsidiaries consents to the institution of the involuntary case or proceeding; (ii) the petition commencing the involuntary case or proceeding is not timely controverted; (iii) the petition commencing the involuntary case or proceeding remains undismissed and unstayed for a period of sixty (60) days; or (iv) an order for relief shall have been issued or entered therein;
(g)  Voluntary Bankruptcy; Appointment of Receiver, Etc.
Borrower or any of its Subsidiaries shall institute a voluntary case seeking liquidation or reorganization under Chapter 7 or Chapter 11, respectively, of the Bankruptcy Code; or Borrower or any of its Subsidiaries shall file a petition, answer, or complaint or shall otherwise institute any similar proceeding under any other Applicable Law, or shall consent thereto; or Borrower or any of its Subsidiaries shall consent to the conversion of an involuntary case to a voluntary case; or Borrower or any of its Subsidiaries shall file a petition, answer a complaint or otherwise institute any proceeding seeking, or shall consent or acquiesce to the appointment of, a receiver, liquidator, sequestrator, custodian, trustee or other officer with similar powers to take possession of all or a substantial portion of the Assets or to operate all or a substantial portion of the business of Borrower or any of its Subsidiaries; or Borrower or any of its Subsidiaries shall make a general assignment for the benefit of creditors; or Borrower or any of its Subsidiaries shall generally not pay its debts as they become due; or the Board of Directors of Borrower (or any committee thereof) shall adopt any resolution or otherwise authorize action to approve any of the foregoing;
(h) Judgments and Attachments. Borrower shall suffer any money judgments, writs or warrants of attachment, or similar processes which give rise to a Lien which individually or in the aggregate involve an amount in excess of the amount covered in full, subject to customary and reasonable deductibles, by insurance or a surety bond, and shall not discharge, vacate, bond or stay the same within a period of forty-five (45) days or, in any event, within ten (10) days prior to the date of any proposed sale thereunder; or a judgment creditor shall obtain possession of any material portion of the Assets of Borrower by any means including, without limitation, levy, distraint, replevin or self-help;
(i)  Change of Control.  A Change of Control shall occur at any time;
(j)  ERISA Liabilities.
(i) any violation of ERISA, Reportable Event or Termination Event occurs which can reasonably be expected to result in a liability by Borrower or an ERISA Affiliate which would reasonably be expected to have a material adverse effect on Borrower; or
(ii) failure to make full payment when due of all amounts which, under the provisions of any Plan or Applicable Law, Borrower or an ERISA Affiliate is required to pay as a contribution thereto, which would reasonably be expected to have a material adverse effect on Borrower; or
(iii) Borrower or any ERISA Affiliate creates an accumulated funding deficiency within the meaning of Section 302 of ERISA,
Section 412 of the Code, or any other similar provision of foreign law, irrespective of whether waived, with respect to any Plan which would reasonably be expected to have a material adverse effect on Borrower; or
(iv) Borrower or any ERISA Affiliate shall have incurred or received notice of withdrawal liability from a Multiemployer Plan which would reasonably be expected to have a material adverse effect on Borrower; or
(v)  any Lien shall attach to any Asset of Borrower under Section
302 of ERISA;
(k) Failure of Subordination. Any agreement to subordinate other Indebtedness in right of payment to the Obligations, at any time and for any reason other than satisfaction in full of all of the Obligations or satisfaction in full of such Subordinated Debt upon the originally stated maturity thereof, whether incorporated in the indenture or agreement governing, or instrument evidencing, such Subordinated Debt, ceases to be in full force and effect or is declared to be null and void; or
(l) Termination of Loan Documents, Etc. Any of the Loan Documents, or any material provision in any of them, shall cease at any time after the Closing Date to be in full force and effect for any reason other than a release or termination thereof upon the full payment and satisfaction of the Obligations (other than Residual Obligations), or Borrower shall so claim or assert in any writing.
Section 9.02.  Remedies.  Upon the occurrence of an Event of
Default:
(a) Automatic Termination of Commitments. If an Event of Default occurs under Section 9.01(f) or (g) hereof, then the unpaid principal amount of and any accrued interest on the Loans shall automatically become immediately due and payable, without presentment, demand, protest, notice or other requirements of any kind, all of which are hereby expressly waived by Borrower.
(b) Optional Termination by Bank. If an Event of Default occurs and is continuing under Section 9.01 hereof, other than under
Section 9.01(f) or (g), Bank may, by written notice to Borrower, declare the unpaid principal amount of the Loans, or any of them individually, to be, and the same shall thereupon become, due and payable together with any and all accrued interest thereon and all costs and expenses payable pursuant to this Restated Agreement or any other Loan Documents, without presentment, demand, protest, any additional notice whatsoever or other requirements of any kind, all of which are hereby expressly waived by Borrower, except as otherwise provided in this Restated Agreement or by Applicable Law.
(c) Enforcement. Upon the occurrence of any Event of Default and while such Event of Default is continuing, Bank, without notice to or demand upon Borrower, which are hereby expressly waived by Borrower, may proceed to protect, exercise and enforce its rights and remedies under the Loan Documents against Borrower and such other rights and remedies as are provided by law or equity.
(d) Involuntary Filing. Upon the occurrence and during the continuance of any Unmatured Event of Default under Section 9.01(f), Bank may take such action as Bank deems necessary to protect its interests under the Loan Documents.
Section 9.03. Application of Proceeds After Default and Acceleration. From and after the date on which all Obligations become due and payable in accordance with Section 9.01 and
Section 9.02 hereof, subject to the Barclays Intercreditor Agreement and Bank's obligations, if any, with respect to the Trust, all amounts in the Cash Concentration Account, and all other amounts received by Bank in connection with the Obligations, whether as a result of the exercise of remedies or otherwise, shall be applied to pay the Obligations in the order set forth in Section 3.02(a) hereof.
ARTICLE X
MISCELLANEOUS
Section 10.01. Expenses. Irrespective of whether the transactions contemplated hereby shall be consummated, Borrower hereby agrees to pay all of the following expenses (the "Bank Expenses") promptly following written demand therefor: (a) the reasonable out-of-pocket costs and expenses of Bank incurred in connection with the negotiation, preparation and execution of this Restated Agreement, the Notes, the other Loan Documents and all other agreements, instruments and documents contemplated hereby and thereby, and any intercreditor agreement with any other party providing financing to Borrower during the term of this Restated Agreement and any amendments, modifications, restatements or waivers hereto or thereto; (b) the reasonable fees, expenses and disbursements of counsel and other professionals (including allocated fees, expenses and disbursements of in-house counsel of Bank on a real hourly basis) to Bank in connection with the negotiation, preparation, reproduction, execution, delivery and administration of this Restated Agreement, the Notes, the other Loan Documents, and all other agreements, instruments and documents contemplated hereby and thereby, and any intercreditor agreement with any other party providing financing to Borrower during the term of this Restated Agreement and any amendments, modifications, restatements or waivers hereto or thereto; (c) filing, recording, publication, search and title fees paid or incurred by or on behalf of Bank in connection with the transactions contemplated by, and the administration of, this Restated Agreement, the Notes and the other Loan Documents; (d) the reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and expenses, including allocated fees and expenses of in-house counsel of Bank on a real hourly basis) incurred by Bank to correct any default, to enforce any provision of this Restated Agreement, any of the Notes or any of the other Loan Documents, or any other document or instrument contemplated hereby or thereby or to prosecute or defend any lawsuit or administrative proceeding arising from or relating to this Restated Agreement or the other Loan Documents, or the transactions or occurrences arising thereunder or relating thereto; (e) the reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and expenses, including allocated fees and expenses of in-house counsel of Bank on a real hourly basis, and the fees and expenses of other professionals) incurred by Bank in connection with any bankruptcy or other insolvency proceeding, reorganization, workout, composition or other creditor arrangement of Borrower; and (f) the reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and expenses) incurred by Bank in connection with the negotiation, preparation and execution of all agreements, instruments or documents in connection with the collateral security for Borrower's Obligations hereunder.
Section 10.02.  Indemnity.
(a) Indemnification. In addition to the payment of Bank Expenses pursuant to Section 10.01 hereof, Borrower agrees to indemnify, defend and hold harmless Bank and any holder of any interest in the Notes and the officers, directors, employees and agents of Bank and such holders (the "Indemnitees") from and against (i) any and all transfer taxes, documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Restated Agreement and the other Loan Documents or the making of the Loans (other than income and franchise taxes imposed upon Bank by the United States of America or any political subdivision thereof or by any other country (or any political subdivision thereof) in which Bank does business or in which Bank has an office), and (ii) any and all liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel and other professionals and allocated costs of in-house counsel) in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against such Indemnitee, in any manner relating to or arising out of or in connection with the making of the Loans, this Restated Agreement and all other Loan Documents or the use or intended use of the proceeds of the Loans and (iii) any and all liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel and other professionals and allocated costs of in-house counsel) in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against such Indemnitee, in any manner relating to or arising out of or in connection with, under or with respect to any accounts receivable pledged to Bank or any disclosure statement at any time given by Borrower, or other collateral, or any of Bank's actions in the keeping, holding, maintaining or collecting of any of the above (the "Indemnified Liabilities"); provided, however, that Borrower shall have no obligation hereunder with respect to any of the Indemnified Liabilities arising from (x) the gross negligence or willful misconduct of any Indemnitee or (y) any matter which, although arising out of the making of the Loans and/or the Loan Documents, is in substance a dispute between or among one or more of the Indemnitees which results in a judicial action or arbitration proceeding being brought to which Borrower is not a party (except that Borrower may be a necessary or nominal party or for purposes of jurisdiction or venue and except if Borrower is dismissed as a party to such action).
(b) Proceedings. Each Indemnitee shall promptly notify Borrower of each event of which it has knowledge which may give rise to a claim under the indemnification provisions of this Section 10.02; provided, however, that the failure to so notify Borrower shall in no way impair Borrower's obligations under this Section 10.02 except to the extent that material prejudice to Borrower results from such failure. If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee indemnified or intended to be indemnified pursuant to this Section 10.02, Borrower, to the extent directed by the Indemnitee, will resist and defend such action, suit or proceeding, or cause the same to be resisted and defended by counsel designated by Borrower (which counsel shall be reasonably satisfactory to the Indemnitee). Each Indemnitee will use its best efforts to cooperate in the defense of any such action, writ or proceeding. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding provisions may be unenforceable because it is violative of any law or public policy, Borrower shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under Applicable Law.
(c)  Survival.  The obligations of Borrower under this Section
10.02 shall be Residual Obligations.
Section 10.03.  Waivers; Modifications in Writing.
(a) Failure or Delay. No failure, delay or discontinuance on the part of Bank or any other holder of rights in the Notes in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided under this Restated Agreement, in the Notes and in the other Loan Documents are cumulative and are not exclusive of any remedies that may be available to Bank at law, in equity or otherwise. No amendment, modification, supplement, termination, consent or waiver of this Restated Agreement, the Notes or any of the other Loan Documents, nor consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by Bank.
(b) Limited Waiver. Any waiver of any provision of this Restated Agreement or the other Loan Documents shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this
Section 10.03 shall be binding upon each holder of any Note, each future holder of any Note and Borrower. Borrower agrees and acknowledges that it shall not be entitled to rely upon or assert any purported, implied or oral modification hereof.
Section 10.04. Notices, Etc. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and (except for financial statements, other related informational documents and routine communications to be furnished pursuant hereto, which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by courier, by overnight mail, by registered mail or certified mail, return receipt requested, postage prepaid, or by prepaid telex, telecopy or telegram (with messenger delivery specified) and shall be deemed to be given for purposes of this Restated Agreement on the day that such writing is received by the intended recipient thereof. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 10.04, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telex or telecopier numbers) indicated on Schedule 10.04 hereto.
Section 10.05.  Successors and Assigns.
(a) Binding Upon Successors and Assigns. This Restated Agreement and any amendments hereto shall be binding upon and inure to the benefit of and be enforceable by Borrower and Bank and their respective successors and assigns. Borrower may not assign or transfer any interest hereunder without the prior written consent of Bank.
(b)  Assignments of And Participation In Loans.
(i) Assignments. On the conditions set forth herein, Bank may enter into an agreement with a third party for the assignment of all or part of the Loans, and the Notes evidencing Borrower's Obligations hereunder.
(ii) Participations. Bank may agree to sell participations in the Loans, the Loan Documents, and the Notes on the terms and conditions set forth herein. The holder of any such participation, if the participation agreement so provides, (x) shall, with respect to its participation, be entitled to all of the rights of Bank and (y) may exercise any and all rights of set-off or banker's lien with respect thereto, in each case as fully as though Borrower were directly indebted to the holder of such participation in the amount of such participation.
(iii) Information. In connection with any such assignment or grant of a participation, Bank may disclose all documents and information which Bank now or hereafter may have relating to any credit extended by Bank to Borrower; provided, however, that such disclosure shall be made in a manner reasonably calculated to maintain the confidentiality of the documents and information disclosed. Borrower hereby specifically acknowledges and consents to the foregoing and agrees upon Bank's request to execute such documents, agreements or certificates as Bank may require in connection with any such participation.
Section 10.06. GOVERNING LAW. THIS RESTATED AGREEMENT, THE NOTES AND (EXCEPT TO THE EXTENT ANOTHER JURISDICTION'S LAW IS CHOSEN THEREIN) THE OTHER LOAN DOCUMENTS SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF CALIFORNIA AND THE VALIDITY OF THIS RESTATED AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS, AND THE CONSTRUCTION, INTERPRETATION AND ENFORCEMENT THEREOF, AND THE RIGHTS OF THE PARTIES THERETO, SHALL BE DETERMINED UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
Section 10.07. JURISDICTION AND VENUE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS RESTATED AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA OR, AT THE SOLE OPTION OF BANK AND TO THE EXTENT REQUIRED WITH RESPECT TO PARTICULAR ITEMS OF COLLATERAL IN ORDER TO ALLOW BANK TO EXERCISE ITS REMEDIES WITH RESPECT THERETO, IN ANY OTHER COURT WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY AS A RESULT OF COLLATERAL BEING LOCATED IN SUCH JURISDICTION.
BORROWER AND BANK, TO THE EXTENT THEY MAY LEGALLY DO SO, HEREBY WAIVE ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 10.07 AND STIPULATE THAT THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER SUCH PARTY FOR THE PURPOSE OF LITIGATING ANY SUCH DISPUTE, CONTROVERSY, OR PROCEEDING ARISING OUT OF OR RELATED TO THIS RESTATED AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS. TO THE EXTENT PERMITTED BY LAW, SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST BORROWER MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS INDICATED IN SCHEDULE
10.04 ATTACHED HERETO. BORROWER AND BANK AGREE THAT ANY FINAL JUDGMENT RENDERED AGAINST IT IN ANY ACTION OR PROCEEDING SHALL BE CONCLUSIVE AS TO THE SUBJECT OF SUCH FINAL JUDGMENT AND MAY BE ENFORCED IN OTHER JURISDICTIONS IN ANY MANNER PROVIDED BY LAW.
Section 10.08. WAIVER OF TRIAL BY JURY. BORROWER AND BANK, TO THE EXTENT THEY MAY LEGALLY DO SO, HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS RESTATED AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS RESTATED AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. BORROWER AND BANK, TO THE EXTENT THEY MAY LEGALLY DO SO, HEREBY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.08 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.
Section 10.09. Severability of Provisions. Any provision of this Restated Agreement which is illegal, invalid, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity, prohibition or unenforceability without invalidating or impairing the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
Section 10.10. Inconsistencies. In the event of any irreconcilable inconsistency between the provisions of this Restated Agreement and any provision of any other Loan Documents, the provisions of this Restated Agreement shall control.
Section 10.11. Set Off. Subject to the terms of the Barclays Intercreditor Agreement and to Bank's obligations, if any, with respect to the Trust, in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, Bank and each holder or transferee of any Note or any Person with any interest in any Note is hereby authorized by Borrower at any time or from time to time, without notice to Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other indebtedness at any time held or owing by a subsequent holder to or for the credit or the account of Borrower or against and on account of the Obligations of Borrower to Bank or that subsequent holder under this Restated Agreement and the Notes including, but not limited to, all claims of any nature or description arising out of or connected with this Restated Agreement or the Notes, irrespective of whether or not Bank or that subsequent holder shall have made any demand under this Restated Agreement.
Section 10.12. Publicity. Except as otherwise required by Applicable Law, any publicity release, advertisement, filing, public statement or announcement made by or at the request of Borrower regarding this Restated Agreement or the financing provided under this Restated Agreement which makes reference to Bank, or describes the financing provided by Bank, shall be first reviewed by and must be satisfactory to Bank.
Section 10.13. Effectiveness. Each and every provision of this Restated Agreement, and all Obligations of Borrower hereunder, shall remain in full force and effect and enforceable in accordance with their terms (except as enforceability is limited in accordance with the provisions hereof) until all of the Obligations shall have been paid in full or otherwise satisfied; provided, however, that at any time when Borrower's only remaining Obligations hereunder are Residual Obligations, the provisions of Articles V, VI, VII and VIII hereof shall not be binding upon Borrower, and any breach thereof shall not give rise to an Unmatured Event of Default or an Event of Default.
Section 10.14. Headings. Article and section headings used in this Restated Agreement are for convenience of reference only and shall not constitute a part of this Restated Agreement for any other purpose or affect the construction of this Restated Agreement.
Section 10.15. Execution in Counterparts. This Restated Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Restated Agreement. This Restated Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto. At Bank's discretion, Bank may accept facsimile signatures from Borrower.
Section 10.16. Complete Agreement. Each of the Schedules and Exhibits hereto is incorporated herein by this reference. Notwithstanding any provision of any of the Loan Documents to the contrary, this Restated Agreement, the Notes, the other Loan Documents and the other instruments and documents executed in connection herewith constitute the entire agreement between the parties, and supersede and replace all prior discussions, negotiations, offers, understandings, and agreements, including without limitation the Existing Credit Agreement (except that such supersession shall be prospective in nature and shall not be deemed to affect or change the date on which the obligations of Borrower under the Existing Notes which survive the Closing Date were created or the date on which the security interests under the Collateral Documents were granted). There are no other understandings or agreements, and Bank has not made any representations or promises, unless specifically set forth in this Restated Agreement or in the other Loan Documents executed in connection herewith. Each party acknowledges that it has expressly bargained for a prohibition of any implied or oral amendments or modifications of any kinds, nature or character. Each party acknowledges and agrees that this Restated Agreement, together with the other Loan Documents executed in connection herewith, is fully integrated and not in need of parol evidence in order to reflect the intentions of the parties, and that the parties intend the literal words of this Restated Agreement and the other Loan Documents executed in connection herewith to govern the transactions described herein, and for all prior negotiations, drafts and other extraneous communications to have no significance or evidentiary effect whatsoever.
Section 10.17. Interpretation. This Restated Agreement and each of the other Loan Documents executed in connection herewith shall be construed to effectuate liberally the rights and remedies of the parties hereto as expressed herein, and neither such principle of interpretation nor the express language of this Restated Agreement or any of the other Loan Documents executed in connection herewith shall be impaired or adversely affected by any prior discussion, form or draft of this Restated Agreement or any of the instruments and documents executed in connection herewith. The deletion of any provision from a prior draft of this Restated Agreement or any of the other Loan Documents executed in connection herewith shall not and shall not be deemed to constitute (and shall not be used as) evidence of any fact or interpretation, since the parties may disagree as to the meaning and effect of such a deletion, as no prior draft of this Restated Agreement or the other Loan Documents executed in connection herewith shall be admissible as evidence of the meaning of this Restated Agreement or any of the other Loan Documents executed in connection herewith. Neither this Restated Agreement nor any of the other Loan Documents executed in connection herewith shall be construed against Bank merely because they were initially drafted by Bank's counsel.
Section 10.18. No Course of Conduct. At no time shall the prior or subsequent course of conduct by Borrower or Bank directly or indirectly limit, impair or otherwise adversely affect any of the parties' rights or remedies in connection with this or any of the instruments and documents executed in connection herewith, since the parties hereto agree that this Restated Agreement and the other Loan Documents executed in connection herewith shall only be amended by written instruments executed by the parties, as provided herein.
Section 10.19. No Third Parties Benefited. This Restated Agreement is made and entered into for the protection and benefit of the parties hereto and their successors and assigns, and no other person or entity shall be a direct or indirect beneficiary of or have any direct or indirect cause of action or claim in connection with this Restated Agreement or any of the other Loan Documents executed in connection herewith.
Section 10.20. Prohibition of Oral Consents. In every instance where this Restated Agreement or any of the other documents required under this Restated Agreement requires the consent of Bank to an act or omission of Borrower or to the existence of some fact, matter, circumstance or event, Bank shall only be deemed to have given its consent when a duly authorized officer of Bank expresses consent in a written notice to Borrower as provided in this Restated Agreement or any of the other documents required under this Restated Agreement and no oral consent of any kind, nature or character shall be effective for any purpose whatsoever.
Section 10.21. Limited Relationships. Neither Bank nor any representative of Bank at any time has agreed or consented to being an agent, principal, business associate or participant, joint venturer, partner or alter ego of Borrower, and no such relationship is contemplated. No Person except employees of Bank and Bank's counsel has at any time been directly or indirectly authorized by Bank directly or indirectly to represent, speak or act for or on behalf of Bank with respect to any matter whatsoever related to, arising out of or connected with this Restated Agreement or any other matter or contract.
Section 10.22. Time of The Essence. Time is of the essence of each and every provision of this Restated Agreement and each of the other Loan Documents.
Section 10.23. Lien on Deposits and Property in Possession of Bank. As security for the prompt payment and performance of all Obligations, Borrower hereby grants to Bank a Lien on and a security interest in all its right, title and interest in and to any and all deposit accounts now or hereafter maintained with Bank and in and to any and all of its property and the proceeds thereof now or hereafter in the possession of Bank. If an Event of Default has occurred and is continuing, Bank may, subject to the Barclays Intercreditor Agreement, exercise its rights under Division 9 of the California Uniform Commercial Code and other Applicable Laws and apply any funds in any deposit account maintained with it by Borrower and/or any property of Borrower in its possession against any Obligation owed to it by Borrower hereunder and/or under any other Loan Document.
Section 10.24. Effectiveness of Existing Loan Documents. The parties hereto intend that this Restated Agreement from and after the Closing Date shall supersede the Existing Credit Agreement (except for such of Section 12.24 of the Existing Credit Agreement dealing with Borrower's reaffirmation of Sections 2.3 and 2.5 of the "Existing Credit Agreement" (as defined in the Existing Credit Agreement), which is hereby reaffirmed by Borrower) and that the relationship of the parties hereto from and after the Closing Date shall be governed by the terms of this Restated Agreement and the other Loan Documents (each of which Borrower hereby reaffirms in full with the exception of the Intercreditor Agreement (as defined in the Existing Credit Agreement) and the Collateral Agent Security Agreement (as defined in the Existing Credit Agreement), which Borrower and Bank agree shall cease to be effective from and after the Closing
Date). The parties hereto expressly agree that the execution, delivery and acceptance by the parties of this Restated Agreement (and the documents, instruments and certificates referred to herein) are not intended to, do not, and shall not be deemed to constitute a payment, cancellation, satisfaction, discharge, extinguishment or novation of the Indebtedness and obligations evidenced by the Existing Term Note. The Collateral made subject to the Existing Security Agreement, as amended by the First Amendment to Security Agreement and the Deeds of Trust shall continue to secure the Obligations as set forth in this Restated Agreement.
Section 10.25. Release of Certain Liens. Bank agrees to release its Liens on certain of Borrower's personal property Assets in accordance with Section 6 of the First Amendment to Security Agreement.
IN WITNESS WHEREOF, the parties hereto have caused this Restated Agreement to be executed and delivered as of the date first set forth above.
GOTTSCHALKS INC., a Delaware corporation
By:
Title:
WELLS FARGO BANK, N.A., a national banking association,
By:
Title:




Schedule 4.01

Letters of credit open at 3/30/94:

L/C Number   Beneficiary   Expiration   Amount

NAI 192262   Connor        4/15/94      $   72,597.01*

NAI 193363   Kaven         6/06/94      $   16,605.00*

NBS 183405   Tamara        2/28/94**    $  172,960.72

NBS 187574   Tamara        5/30/94      $  211,724.16

NBS 187012   Tamara        2/28/94**    $  296,878.80

NBS 192257   Tamara        5/30/94      $  300,000.00

NBS 187564   Fashion Exch. 5/30/94      $   50,000.00

NBS 181831   American Ins. 5/03/94      $3,500,000.00

NAS 186673   Levi Strauss  12/31/94     $  300,000.00

NAS 186850   Sony          5/31/94      $  250,000.00

NBS 192554   Bass          5/31/94      $   30,000.00





*     Connor and Kaven L/C's are collateralized by Certificates
of Deposit.
**    Extended for 30 days.